                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                        AAVID THERMAL TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                        AAVID THERMAL TECHNOLOGIES, INC.
                                ONE EAGLE SQUARE
                          CONCORD, NEW HAMPSHIRE 03301
                                 (603) 224-1117

                                                                  April 30, 1998

Dear Stockholder:

     You are cordially invited to attend the Company's 1998 Annual Meeting of Stockholders (the "Annual Meeting") to be held at 10:00 A.M. on Friday, June 19, 1998 at the Holiday Inn, 172 North Main Street, Concord, New Hampshire 03301.

     At the Annual Meeting, you will be asked to (i) elect six directors of the Company, (ii) approve an amendment to the Company's 1994 Stock Option Plan which would increase the number of shares available for grant thereunder and (iii) approve an amendment to the Company's 1995 Non-Employee Director Stock Option Plan which would increase the number of shares available for grant thereunder. In addition, we will be pleased to report on the affairs of the Company and a discussion period will be provided for questions and comments of general interest to stockholders.

     We look forward to greeting personally those stockholders who are able to be present at the Annual Meeting; however, whether or not you plan to be with us at the Annual Meeting, it is important that your shares be represented. Accordingly, you are requested to sign and date the enclosed proxy and mail it in the envelope provided at your earliest convenience.

     Thank you for your cooperation.

                                          Very truly yours,

                                          RONALD F. BORELLI
                                          Chairman of the Board of Directors

                        AAVID THERMAL TECHNOLOGIES, INC.
                                ONE EAGLE SQUARE
                          CONCORD, NEW HAMPSHIRE 03301
                            ------------------------

                 NOTICE OF 1998 ANNUAL MEETING OF STOCKHOLDERS

                            ------------------------

                                                          Concord, New Hampshire
                                                                  April 30, 1998

To the Stockholders of
Aavid Thermal Technologies, Inc.

     Notice is hereby given that the 1998 Annual Meeting of Stockholders (the "Annual Meeting") of Aavid Thermal Technologies, Inc. (the "Company") will be held on Friday, June 19, 1998 at 10:00 A.M. at the Holiday Inn, 172 North Main Street, Concord, New Hampshire 03301 for the following purposes:

          (1) To elect six directors to serve for the ensuing year;

          (2) To consider and vote upon a proposal to amend the Company's 1994 Stock Option Plan to increase the number of shares available for grant thereunder;

          (3) To consider and vote upon a proposal to amend the Company's 1995 Non-Employee Director Stock Option Plan to increase the number of shares available for grant thereunder; and

          (4) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     Stockholders of record at the close of business on May 15, 1998 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

     A copy of the Company's Annual Report for the fiscal year ended December 31, 1997 is enclosed.

     All stockholders are cordially invited to attend the Annual Meeting in person. Stockholders who are unable to attend the Annual Meeting in person are requested to complete, sign and date the enclosed form of proxy and return it promptly in the envelope provided. No postage is required if mailed in the United States. Stockholders who attend the Annual Meeting may revoke their proxy and vote their shares in person.

                                          By Order of the Board of Directors

                                          JOHN W. MITCHELL
                                          Secretary

                        AAVID THERMAL TECHNOLOGIES, INC.
                                ONE EAGLE SQUARE
                          CONCORD, NEW HAMPSHIRE 03301

                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                              GENERAL INFORMATION

PROXY SOLICITATION

     This Proxy Statement and the accompanying proxy are being furnished to the holders of common stock, par value $.01 per share (the "Common Stock"), of Aavid Thermal Technologies, Inc. (the "Company" or "Aavid") in connection with the solicitation by the Board of Directors of the Company of proxies for use at the 1998 Annual Meeting of Stockholders (the "Annual Meeting") to be held on Friday, June 19, 1998, or at any adjournment thereof, pursuant to the accompanying Notice of 1998 Annual Meeting of Stockholders. The purposes of the Annual Meeting and the matters to be acted upon are set forth in the accompanying Notice of 1998 Annual Meeting of Stockholders. The Board of Directors is not currently aware of any other matters which will come before the Annual Meeting. This Proxy Statement and the accompanying proxy, together with a copy of the Annual Report of the Company for the fiscal year ended December 31, 1997, including financial statements, are first being mailed or delivered to stockholders of the Company on or about May 16, 1998.

     Proxies for use at the Annual Meeting are being solicited by the Board of Directors of the Company and will be solicited chiefly by mail. The Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the Common Stock and will reimburse them for their expenses in so doing. Should it appear desirable to do so in order to ensure adequate representation of the Common Stock at the Annual Meeting, officers, agents and employees of the Company may communicate with stockholders, banks, brokerage houses and others by telephone, facsimile or in person to request that proxies be furnished. All expenses incurred in connection with this solicitation will be borne by the Company. The Company has no present plans to hire special employees or paid solicitors to assist in obtaining proxies, but reserves the option of doing so if it should appear that a quorum otherwise might not be obtained.

REVOCABILITY AND VOTING OF PROXY

     A form of proxy for use at the Annual Meeting and a return envelope for the proxy are enclosed. If the enclosed proxy is properly executed, duly returned to the Company in time for the Annual Meeting and not revoked, your shares will be voted in accordance with the instructions contained thereon. Where a signed proxy is returned, but no specific instructions are indicated, your shares will be voted FOR all nominees for director in accordance with Proposal No. 1, to approve Proposals No. 2 and No. 3 and in accordance with the proxies' best judgment on any other matters which may properly come before the Annual Meeting. Any stockholder who executes and returns a proxy may revoke it in writing at any time before it is voted at the Annual Meeting by (i) filing with the Secretary of the Company, at the above address, written notice of such revocation bearing a later date than the proxy or a subsequent proxy relating to the same shares or
(ii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy).

                      VOTING RIGHTS AND VOTING SECURITIES

VOTING AT THE ANNUAL MEETING

     The Board of Directors has fixed the close of business on May 15, 1998 (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or at any and all adjournments thereof. Each share of Common Stock issued and outstanding on the Record Date is entitled to one vote on each of the matters to be presented at the Annual Meeting. The Common Stock is the only class of outstanding voting securities of the Company. The holders of a majority of the outstanding shares of Common Stock, present in person or by proxy and entitled to vote, will constitute a quorum at the Annual Meeting. The affirmative vote of the holders of a plurality of the Common Stock, represented in person or by proxy, at the Annual Meeting is required to approve Proposal No. 1. The affirmative vote of the holders of a majority of the shares of Common Stock issued, outstanding and entitled to vote, represented in person or by proxy, is required to approve Proposals No. 2 and No. 3.

     Abstentions and "broker non-votes" will be counted for purposes of determining the presence or absence of a quorum. "Broker non-votes" are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. Under applicable Delaware law, the effect of "broker non-votes" on a particular matter depends on whether the matter is one as to which the broker or nominee has discretionary voting authority under the applicable rule of The New York Stock Exchange. The effect of "broker non-votes" on the specific items to be brought before the Annual Meeting is discussed under each item.

BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth the number and percentage of shares of Common Stock beneficially owned, as of March 1, 1998 (except as otherwise noted in the footnotes), by (i) all persons known by the Company to own beneficially more than five percent of the outstanding Common Stock; (ii) each director and nominee for director of the Company; (iii) each executive officer named in the Summary Compensation Table (see "Executive Compensation"); and (iv) all directors, nominees for director and executive officers of the Company as a group. Except as otherwise specified, the named beneficial owner has the sole voting and investment power over the shares listed.

                                                              AMOUNT AND NATURE OF
                                                             BENEFICIAL OWNERSHIP OF     PERCENT OF
NAME OF BENEFICIAL OWNER                                         COMMON STOCK(1)        COMMON STOCK
------------------------                                     -----------------------    ------------
Alan F. Beane(2)...........................................         1,218,000               13.5%
Rice Mezzanine Lenders, L.P.(3)............................           614,956                7.4%
Ronald F. Borelli(4).......................................           426,250                5.2%
Charles A. Dickinson(5)....................................            10,000                  *
Edward F. Glassmeyer(6)....................................            89,421                1.1%
M. William Macey, Jr.(7)...................................            71,092                  *
Douglas L. Newhouse(7).....................................            62,086                  *
Frank J. Pipp(8)...........................................                --                  *
David R.A. Steadman(9).....................................            41,000                  *
Hasan Ferit Boysan(10).....................................            60,835                  *
George P. Dannecker(11)....................................            79,079                  *
John W. Mitchell(12).......................................            48,643                  *
Bharatan R. Patel(13)......................................           306,391                3.9%
All directors, director nominees and executive officers as
  a group (14 persons)(14).................................         1,283,864               15.0%

---------------
  *  Less than one percent.

 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, which attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities.

 (2) Consists of shares of Common Stock issuable upon exercise of options and 3,000 shares of Common Stock held by Mr. Beane's children. Mr. Beane's address is c/o Materials Innovation Inc., 8 Commerce Way, Lebanon, New Hampshire 03784.

 (3) Includes 495,000 shares of Common Stock issuable upon exercise of a warrant, 5,500 shares held by Jeffrey A. Toole and 700 shares held by Jeffrey Sangalis, each a partner of the partnership. The partnership's address is c/o Rice Sangalis Toole & Wilson, 5847 San Felipe, Suite 4350, Houston, Texas 77057.

 (4) Includes 426,250 shares of Common Stock issuable upon the exercise of options, including 140,625 shares issuable upon the exercise of options which are not exercisable within 60 days of March 1, 1998.

 (5) Includes 10,000 shares of Common Stock issuable upon the exercise of options.

 (6) Consists of 85,436 shares of Common Stock owned by Oak Investment Partners V, Limited Partnership ("Oak V"), 1,485 shares of Common Stock owned by Oak V Affiliates Fund, Limited Partnership ("Oak V Affiliates") and 2,500 shares of Common Stock issuable upon the exercise of options. Mr. Glassmeyer is a general partner of the general partners of Oak V and Oak V Affiliates and possesses investment and voting power with respect to all such shares. Mr. Glassmeyer disclaims beneficial ownership of the shares of Common Stock owned by Oak V and Oak V Affiliates other than the shares attributable to his general and limited partnership interests therein. Mr. Glassmeyer is not standing for re-election as a director.

 (7) Includes 15,000 shares of Common Stock issuable upon the exercise of options. Mr. Newhouse is not standing for re-election as a director.

 (8) Nominee for director. Upon election as a director, Mr. Pipp will receive an option to purchase 10,000 shares of Common Stock pursuant to the Company's 1995 Non-Employee Director Stock Option Plan. See "Compensation of Directors."

 (9) Includes 10,000 shares of Common Stock issuable upon the exercise of options.

(10) Includes 10,835 shares of Common Stock issuable upon the exercise of options, including 6,667 shares issuable upon the exercise of options which are not exercisable within 60 days of March 1, 1998.

(11) Includes 600 shares of Common Stock held by Mr. Dannecker's children and 76,673 shares of Common Stock issuable upon the exercise of options, including 31,317 shares issuable upon the exercise of options which are not exercisable within 60 days of March 1, 1998.

(12) Includes 44,143 shares of Common Stock issuable upon the exercise of options, including 20,873 shares issuable upon the exercise of options which are not exercisable within 60 days of March 1, 1998.

(13) Includes 70,000 shares of Common Stock issuable upon the exercise of options, including 42,500 shares issuable upon the exercise of options which are not exercisable within 60 days of March 1, 1998.

(14) Includes 85,436 shares of Common Stock owned by Oak V, 1,485 shares of Common Stock owned by Oak V Affiliates and 777,596 shares of Common Stock issuable upon the exercise of options, including 305,550 shares issuable upon the exercise of options which are not exercisable within 60 days of March 1, 1998.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Securities and Exchange Commission (the "Commission") has comprehensive rules relating to the reporting of securities transactions by directors, executive officers and stockholders who beneficially own more than 10% of the Company's Common Stock (collectively, the "Reporting Persons"). These rules are complex and difficult to interpret. Based solely on a review of Section 16 reports received by the Company from Reporting Persons and written representations from the Company's executive officers and directors, the Company believes that no Reporting Person has failed to file a Section 16 report on a timely basis during the most recent fiscal year.

                     PROPOSAL NO. 1: ELECTION OF DIRECTORS

     At the Annual Meeting, six directors are to be elected to serve for a term of one year and until their respective successors are elected and qualified. The persons named in the enclosed proxy intend to vote for the election of the Company's nominees for director, who are listed below, unless the proxy is marked to indicate that such authorization is expressly withheld. Each of the nominees listed below, other than Mr. Frank J. Pipp, is currently a director of the Company. Should any of the listed persons be unable to accept nomination or election (which the Board of Directors does not anticipate), it is the intention of the persons named in the enclosed proxy to vote for the election of such persons as the Board of Directors may recommend. Proxies cannot be voted for a greater number of persons than the number of nominees named. APPROVAL OF PROPOSAL NO. 1 TO ELECT SIX DIRECTORS REQUIRES THE AFFIRMATIVE VOTE OF A PLURALITY OF THE COMMON STOCK, REPRESENTED IN PERSON OR BY PROXY, AT THE ANNUAL MEETING.

     The following table sets forth the names of each of the Company's nominees for director, their ages, the year in which each first became a director of the Company and their principal occupations during the past five years:

                                    YEAR
                                   FIRST
                                   BECAME                   PRINCIPAL OCCUPATIONS
         NOMINEE            AGE   DIRECTOR                DURING THE PAST FIVE YEARS
         -------            ---   --------   ----------------------------------------------------
Ronald F. Borelli.........  61      1993     Ronald F. Borelli has served as Chairman of the
                                             Board and Chief Executive Officer of the Company
                                             since October 15, 1996 and as President of the
                                             Company from October 1996 to October 1997;
                                             president, chief executive officer and a director of
                                             Spectra, Inc., a hot melt ink jet company focusing
                                             on color printers, from March 1989 to October 1996;
                                             from 1982 to March 1989 a senior vice president of
                                             SCI Systems; prior thereto he spent 20 years at
                                             Honeywell.
Charles A. Dickinson......  74      1997     Mr. Dickinson has twice served as chairman of the
                                             board of Solectron Corporation, from 1986 to 1990
                                             and from 1993 to 1996, where he has been a director
                                             since 1984; from 1991 until February 1996, he was
                                             responsible for establishing Solectron Europe. Mr.
                                             Dickinson has held various management positions in
                                             manufacturing and technology companies. From 1986
                                             until 1990 he served as chief executive officer and
                                             chairman of Vermont Microsystems; prior thereto he
                                             was chief executive officer and president of
                                             Dataproducts Corporation, having been promoted from
                                             vice president of operations, a position he had held
                                             since 1978.
M. William Macey, Jr. ....  44      1993     Mr. Macey is a partner and co-founder of Sterling
                                             Ventures Limited ("Sterling"), a company formed in
                                             1991 to sponsor private equity investments; managing
                                             director of Asian Oceanic Group, an international
                                             merchant bank headquartered in Hong Kong, from 1990
                                             to 1991; previously a managing director in the
                                             mergers and acquisitions group of Smith Barney,
                                             Harris Upham & Co.

                                    YEAR
                                   FIRST
                                   BECAME                   PRINCIPAL OCCUPATIONS
         NOMINEE            AGE   DIRECTOR                DURING THE PAST FIVE YEARS
         -------            ---   --------   ----------------------------------------------------
Bharatan R. Patel.........  49      1996     Mr. Patel has been the President and Chief Operating
                                             Officer of the Company since October 1997 and the
                                             President and Chief Executive Officer of Fluent,
                                             Inc., a subsidiary of the Company ("Fluent"), since
                                             1988, when Fluent was formed as a subsidiary of
                                             Creare Inc. ("Creare"), an engineering consulting
                                             firm; various capacities at Creare since 1976,
                                             including principal engineer and vice president, and
                                             established the Fluent division upon its formation
                                             in 1983; senior engineer from 1971 to 1976 in the
                                             Power Systems Group of Westinghouse Electric
                                             Corporation.
Frank J. Pipp.............  73        --     Mr. Pipp is a consultant to Xerox Corporation
                                             ("Xerox") and Chairman of the Board of FastCast
                                             Corporation. He was a Corporate Officer, Group
                                             Vice-President of Xerox Corporation ("Xerox"),
                                             holding several senior worldwide management
                                             positions at Xerox, including manufacturing,
                                             engineering, product planning and service. He joined
                                             Xerox in 1971 after spending 21 years with Ford
                                             Motor Company, where he served in many senior
                                             management manufacturing positions. He has served as
                                             Chairman of the Board of Directors for Delphax
                                             Printing System, AMTX Corporation and Xylogics
                                             Corporation. He has also chaired the Malcolm
                                             Baldridge National Quality Award panel.
David R.A. Steadman.......  60      1994     Mr. Steadman served as Chairman of the Board from
                                             February 1995 until October 1996; Chairman of
                                             Brookwood Companies Incorporated, a textile
                                             converter, dyer and finisher, since March 1989;
                                             chairman of Technology Service Group, Inc., a
                                             manufacturer of coin-operated telephones, from
                                             November 1994 to December 1997; president of
                                             Atlantic Management Associates, Inc., a management
                                             services and investment group, since November 1988;
                                             chairman and chief executive officer of Integra-A
                                             Hotel and Restaurant Company from July 1990 to March
                                             1994; chairman and chief executive officer of GCA
                                             Corporation from 1987 to July 1990; various
                                             positions within the Raytheon Company from 1975 to
                                             1978 and 1980 to 1987; and Mr. Steadman served as
                                             chairman of a group of subsidiaries of EMI Ltd. in
                                             the United Kingdom, Australia and the United States
                                             from 1978 to 1980.

     All directors of the Company are elected by the stockholders for a one-year term and hold office until the next annual meeting of stockholders of the Company and until their successors are elected and qualified. There are no family relationships among the directors and executive officers of the Company.

OTHER DIRECTORSHIPS

     Mr. Steadman currently serves as a director of Tech/Ops Sevcon, Wahlco Environmental Systems, Inc. and Elcotel, Inc. Mr. Dickinson currently serves as a director of Solectron Corporation and Trident Microsystems, Inc. Mr. Newhouse, who is not standing for re-election, currently serves as a director of American Buildings Company, a manufacturer of metal building systems.

BOARD COMMITTEES

     The Company's Board of Directors has a Compensation and Stock Plans Committee and an Audit Committee but does not have a nominating committee. The members of each committee are appointed by the Board of Directors.

     Compensation and Stock Plans Committee. The Compensation and Stock Plans Committee reviews and approves overall policy with respect to compensation matters, including such matters as compensation plans for employees and employment agreements and compensation for executive officers. The Compensation and Stock Plans Committee also administers the Company's Stock Plans. The Compensation and Stock Plans Committee currently consists of Messrs. Steadman, Glassmeyer, Macey and Newhouse. The Compensation and Stock Plans Committee met three times during 1997.

     Audit Committee. The Audit Committee recommends to the Board of Directors the auditing firm to be selected each year as independent auditors of the Company's financial statements and to perform services related to the completion of such audit. The Audit Committee also has responsibility for: (i) reviewing the scope and results of the audit; (ii) reviewing the Company's financial condition and results of operations with management; (iii) considering the adequacy of the internal accounting and control procedures of the Company; and
(iv) reviewing any non-audit services and special engagements to be performed by the independent auditors and considering the effect of such performance on the auditors' independence. Messrs. Glassmeyer and Macey currently serve as members of the Audit Committee. The Audit Committee met once during 1997.

MEETINGS OF THE BOARD OF DIRECTORS

     The business affairs of the Company are managed under the direction of the Board of Directors. Members of the Board are kept informed through various reports and documents sent to them, through operating and financial reports routinely presented at Board and committee meetings by the Chairman and other officers, and through other means. In addition, directors of the Company discharge their duties throughout the year not only by attending Board meetings, but also through personal meetings and other communications, including considerable telephone contact, with the Chairman of the Board and others regarding matters of interest and concern to the Company.

     During the fiscal year ended December 31, 1997, the Company's Board of Directors held five formal meetings. Each director attended at least 75% of the meetings of the Board of Directors held during 1997 when he was a director and of all committees of the Board of Directors on which he served during 1997.

COMPENSATION OF DIRECTORS

     Each non-employee director of the Company (other than Messrs. Glassmeyer, Macey and Newhouse) receives an annual fee of $10,000 and $500 for each Board of Directors and committee meeting attended. All directors are reimbursed for all reasonable expenses incurred by them in acting as a director or as a member of any committee of the Board of Directors. In addition, directors who are not employees of the Company are compensated through stock options under the Directors' Plan. Messrs. Macey and Newhouse are officers, directors and, together with William L. Selden, a director of the Company until November 1997, the sole stockholders of Sterling, which received an annual management fee from the Company through April 1998. See "Certain Relationships and Related Transactions."

     The Company has adopted the 1995 Non-Employee Director Stock Option Plan (the "Directors' Plan") to promote the Company's interests by attracting and retaining highly skilled, experienced and knowledgeable non-employee directors. An aggregate of 100,000 shares of Common Stock have been reserved for issuance under the Directors' Plan. Options granted under the Directors' Plan do not qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The Directors' Plan provides for an automatic grant of an option to purchase 10,000 shares of Common Stock effective upon initial election or appointment to the Board of Directors of a non-employee director and an automatic grant of an option to purchase an additional 2,500 shares of Common Stock on each anniversary of the date of his or her election or appointment to the Board of Directors. In addition, the Directors' Plan provided for the automatic grant to each of Messrs. Borelli, Glassmeyer, Macey, Newhouse and Selden of: (i) an option to purchase 10,000 shares of Common Stock in February 1996 (the "Initial Options") following the consummation of the Company's initial public offering (the "Initial Public Offering") at an exercise price of $9.50 per share, the initial public offering price of the Common Stock; and (ii) on April 21st of each year, commencing April 21, 1996, an automatic grant of an option to purchase an additional 2,500 shares of Common Stock, provided such individual received Initial Options and is serving as a non-employee director at the close of business on April 21st of such year. The options have an exercise price of 100% of the fair market value of the Common Stock on the date of grant and have a ten-year term. Initial Options became exercisable in their entirety from and after the date six months after the date of the grant. All other options granted under the Directors' Plan become fully exercisable from and after the first anniversary of the grant date. Each outstanding option is subject to acceleration in the event of a change of control of the Company (as defined in the Directors' Plan). The options may be exercised by payment in cash, check or shares of Common Stock. On April 10, 1997, Mr. Dickinson was granted an option to purchase 10,000 shares of Common Stock at an exercise price of $11.375. On April 15, 1997, Mr. Steadman was granted an option to purchase 10,000 shares of Common Stock at an exercise price of $11.25 upon his becoming a non-employee director. On April 21, 1997, each of Messrs. Glassmeyer, Macey, Newhouse and Selden was granted an option to purchase an additional 2,500 shares of Common Stock at an exercise price of $11.25 and on April 21, 1998, each of Messrs. Glassmeyer, Macey and Newhouse was granted an option to purchase an additional 2,500 shares at an exercise price of $32.375. On April 10, 1998, Mr. Dickinson was granted an option to purchase an additional 2,500 shares of Common Stock at an exercise price of $30.125 and on April 15, 1998 Mr. Steadman was granted an option to purchase an additional 2,500 shares of Common Stock at an exercise price of $32.25. See "Proposal No. 3 -- Amendment to 1995 Non-Employee Director Stock Option Plan" for information concerning a proposed amendment to the Directors' Plan to increase the number of shares available for grant thereunder.

VOTE REQUIRED

     The six nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote, a quorum being present, shall be elected as directors. Only votes cast for a nominee will be counted, except that the accompanying proxy will be voted for all nominees in the absence of instruction to the contrary. Abstentions, "broker non-votes" and instructions on the accompanying proxy card to withhold authority to vote for one or more nominees will result in the respective nominees receiving fewer votes. However, the number of votes otherwise received by the nominee will not be reduced by such action.

     THE BOARD OF DIRECTORS DEEMS "PROPOSAL NO. 1 -- ELECTION OF DIRECTORS" TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" EACH NOMINEE.

                             EXECUTIVE COMPENSATION

     The following table summarizes all compensation earned by or paid to the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company whose annual salary and bonus exceeded $100,000 (collectively, the "Named Executive Officers") for services rendered in all capacities to the Company during the fiscal years indicated.

                           SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM
                                                                             COMPENSATION
                                                                                AWARDS
                                                                             ------------
                                                  ANNUAL COMPENSATION         SECURITIES
                                     FISCAL      ----------------------       UNDERLYING        ALL OTHER
    NAME AND PRINCIPAL POSITION       YEAR        SALARY        BONUS          OPTIONS         COMPENSATION
    ---------------------------      ------      --------      --------      ------------      ------------
Ronald F. Borelli(1)...............   1997       $250,000      $150,000             --           $     --
  Chairman of the Board               1996         48,077(2)     37,500        300,000                 --
  and Chief Executive Officer
George P. Dannecker(3).............   1997       $175,804      $ 59,100         17,320           $     --
  President and Chief Operating       1996        138,846        28,423             --                 --
  Officer of Aavid Thermal Products   1995        135,000        68,760             --                 --
Bharatan R. Patel(4)...............   1997       $200,000      $ 83,744             --           $     --
  President and Chief Operating       1996        200,000       142,922         70,000                 --
  Officer                             1995         66,667            --             --            943,006(5)
John W. Mitchell(6)................   1997       $173,000      $ 34,650          2,393           $     --
  Vice President, General             1996        163,873        30,000             --                 --
  Counsel and Secretary               1995          9,889            --         68,750                 --
Hasan Ferit Boysan(7)..............   1997       $144,672      $ 75,099             --           $     --
  Chief Operating Officer of          1996        142,560       109,203          5,835                 --
  Fluent                              1995         37,122            --             --            101,396(8)

---------------
(1) Effective October 15, 1996, Mr. Borelli, a director of the Company, succeeded Alan F. Beane as Aavid's President and Chief Executive Officer. Mr. Borelli ceased to serve as President of the Company in October 1997. See "Employment Agreements" for a discussion of Mr. Borelli's compensation. In 1995, the Company paid Mr. Borelli a fee of $100,000 as compensation for his efforts in coordinating and negotiating the Company's acquisition of Fluent.

(2) Represents a base salary of $250,000 on an annualized basis.

(3) Mr. Dannecker became President and Chief Operating Officer of Aavid Thermal Products in October 1997.

(4) Mr. Patel became President and Chief Operating Officer of the Company in October 1997. Mr. Patel joined the Company in August 1995 in connection with the Company's acquisition of Fluent.

(5) Represents a payment of $555,766 for income taxes due upon the exercise of Fluent options and a bonus of $387,240 under Fluent's previous bonus plan.

(6) Mr. Mitchell joined the Company in December 1995.

(7) Mr. Boysan became Chief Operating Officer of Fluent in August 1997. Mr. Boysan joined the Company in August 1995 in connection with the Company's acquisition of Fluent.

(8) Represents a bonus payment of $101,396 under Fluent's previous bonus plan.

     STOCK OPTIONS

     The following table sets forth certain information regarding individual options granted in fiscal 1997 to each of the Named Executive Officers pursuant to the Company's stock option plans. The options underlying each grant become exercisable in four equal installments commencing on the date of grant and then on the next three successive anniversaries of the date of grant. In accordance with the rules of the Commission, the table sets forth the hypothetical gains or "option spreads" that would exist for the options at the end of their respective terms. These gains are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the option was granted to the end of the option's term.

                          OPTION GRANTS IN FISCAL 1997

                                                                                     POTENTIAL REALIZABLE
                                                                                       VALUE AT ASSUMED
                                                                                        ANNUAL RATES OF
                                            PERCENTAGE OF                                 STOCK PRICE
                              SECURITIES    TOTAL OPTIONS    EXERCISE                  APPRECIATION FOR
                              UNDERLYING      GRANTED TO      PRICE                     OPTION TERM(2)
                                OPTIONS      EMPLOYEES IN      PER      EXPIRATION   ---------------------
            NAME                GRANTED     FISCAL YEAR(1)    SHARE        DATE         5%          10%
            ----              -----------   --------------   --------   ----------   ---------   ---------
Ronald F. Borelli...........        --            --              --          --            --          --
George P. Dannecker.........    15,000             5%         $16.50     6/19/07     $ 155,700   $ 394,500
Bharatan R. Patel...........        --            --              --          --            --          --
John W. Mitchell............     2,393             1%         $12.75     1/30/07     $  19,192   $  48,626
Hasan Ferit Boysan..........        --            --              --          --            --          --

---------------
(1) Based upon options to purchase 289,982 shares granted to all employees in 1997. On January 1, 1998 Messrs. Borelli, Dannecker, Mitchell, Patel and Boysan were granted options to purchase 100,000 shares, 24,900 shares, 3,000 shares, 10,000 shares and 5,000 shares, respectively, of Common Stock at an exercise price of $24.00 per share, except options to purchase 50,000 shares granted to Mr. Borelli have an exercise price equal to the greater of $27.50 or fair market value on July 1, 1998. All the options, other than those granted to Mr. Borelli, were immediately exercisable as to 25% and become exercisable as to an additional 25% on each of January 1, 1999, 2000 and 2001. Mr. Borelli's options become exercisable as to 25,000 shares on each of January 1, 1999, July 1, 1999, January 1, 2000 and July 1, 2000. The options granted to Messrs. Borelli, Dannecker, Mitchell, Patel and Boysan in 1998 were granted subject to stockholder approval of an amendment to the Company's 1994 Stock Option Plan. See "Proposal No. 2 -- Amendment to 1994 Stock Option Plan."

(2) The 5% and 10% assumed annual compound rates of stock price appreciation are mandated by the Commission and do not represent the Company's estimate or projection of the future Common Stock prices. Actual gains, if any, on stock option exercises will depend on the future price of the Common Stock and overall stock market conditions. The 5% and 10% rates of appreciation over the 10 year option term of the $12.75 stock price on the date of grant would result in a stock price of $20.77 and $33.07, respectively. The 5% and 10% rates of appreciation over the 10 year option term of the $16.50 stock price on the date of grant would result in a stock price of $26.88 and $42.80, respectively. There is no representation that the rates of appreciation reflected in this table will be achieved.

     The following table sets forth information with respect to (i) stock options exercised in 1997 by the Named Executive Officers and (ii) unexercised stock options held by such individuals at December 31, 1997.

   AGGREGATED OPTION EXERCISES IN FISCAL 1997 AND 1997 FISCAL YEAR-END OPTION
                                     VALUES

                                                           NUMBER OF SECURITIES
                                                                UNDERLYING             VALUE OF UNEXERCISED
                                 SHARES                     UNEXERCISED OPTIONS        IN-THE-MONEY OPTIONS
                                ACQUIRED       VALUE        AT FISCAL YEAR-END         AT FISCAL YEAR-END(1)
            NAME               ON EXERCISE   REALIZED    EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
            ----               -----------   ---------   -------------------------   -------------------------
Ronald F. Borelli............         --            --        207,500/118,750          $3,136,299/$1,721,406
George P. Dannecker..........      2,400     $ 328,069         53,667/ 13,106           $1,111,539/$ 105,225
Bharatan R. Patel............         --            --         35,000/ 35,000            $ 507,500/$ 507,500
John W. Mitchell.............         --            --         52,042/ 19,101            $ 778,834/$ 279,338
Hasan Ferit Boysan...........         --            --          2,917/  2,918          $   42,311/$   42,297

---------------
(1) Calculated on the basis of $24.00 per share, the closing sale price of the Common Stock as reported on the Nasdaq National Market on December 31, 1997, minus the exercise price.

EMPLOYMENT AGREEMENTS

     The Company has entered into employment agreements with Mr. Borelli for an initial term through December 31, 1999, and with Mr. Mitchell for an initial term of three years expiring December 1, 1998. Aavid Thermal Products has entered into an employment agreement with Mr. Dannecker for an initial term of two-and-a-half-years expiring on July 1, 1996, which agreement was automatically renewed through June 30, 1999, and Fluent and Fluent Europe Limited have entered into employment agreements with Messrs. Patel and Boysan, respectively, for initial terms of three years expiring on August 24, 1998. Each of the foregoing employment agreements (collectively, the "Employment Agreements") provides for automatic renewal for successive one year terms (two years in the case of Messrs. Patel and Boysan) unless either party gives written notice to the other to the contrary at least 90 days prior to its expiration; however, each of Messrs. Borelli, Mitchell, Dannecker, Patel and Boysan are entitled to terminate his employment at any time by giving 90 days' notice to the Company. The Employment Agreements require each employee to devote his full business time and best efforts, business judgment, skill and knowledge exclusively to the advancement of the business and interests of the Company. The Employment Agreements currently provide for the payment of a base salary to Messrs. Borelli, Patel, Mitchell, Dannecker and Boysan equal to $300,000, $200,000, $165,000, $160,000 and $135,000, respectively, subject to increase for Mr. Borelli to $350,000 in 1999 and at the discretion of the board of directors of their respective employers for the others. Each Employment Agreement provides that the employee will continue to receive his base salary, bonuses, benefits and other compensation for a specified period in the event their respective employers terminate their employment other than for "cause" or under certain other circumstances. In addition, in the event there is a material change to the makeup of the Board of Directors, without Mr. Borelli's consent, as a result of a merger, acquisition or financing, and either Mr. Borelli is terminated as a result of such change or he elects to voluntarily terminate his employment as a result of such material change, then he will be entitled to continue to receive his base salary for the longer of 12 months or the end of the term of his Employment Agreement. As consideration for Mr. Borelli becoming Chairman, President and Chief Executive Officer, in October 1996 the Company granted Mr. Borelli options to purchase an aggregate of 300,000 shares of Common Stock at an exercise price of $9.50 per share. 37,500 of these options became exercisable upon grant, with the remainder becoming exercisable in equal quarterly installments over a period of two years as long as Mr. Borelli remains employed by the Company. In connection with Mr. Borelli agreeing to extend his employment agreement through December 1999, in January 1998 the Company granted Mr. Borelli options to purchase 50,000 shares of Common Stock at an exercise price of $24.00 per share and 50,000 shares of Common Stock at the higher of fair market value on July 1, 1998 or $27.50; all of such options were granted subject to stockholder approval of an amendment to the Company's 1994 Stock Option Plan. See "Proposal No. 2 -- Amendment to 1994 Stock Option Plan."

     Each of Messrs. Borelli, Dannecker, Mitchell and Patel is entitled to annual bonuses based on the Company's performance. Mr. Borelli is entitled to an annual bonus of up to $150,000 based upon his performance and the performance of the Company in 1997 and between $105,000 and $300,000 based upon the Company's achievement of various percentages of the Company's Plan Return on Capital (as defined below) in 1998 and 1999. Mr. Dannecker is entitled to receive an annual bonus ranging from $5,600 to $56,000, based on Aavid Thermal Products' actual performance measured against budgeted performance. Mr. Mitchell is entitled to receive an annual bonus of up to $60,000 based on his management of the Company's legal expenses. Mr. Patel is entitled to annual bonuses, commencing with the year ended December 31, 1996, based on Fluent's revenue and EBIT (defined below) growth, which is payable in cash, and Fluent's Return on Capital (defined below), which is payable in shares of Common Stock. The Common Stock will be subject to vesting, based upon continued employment. The Employment Agreements (other than those of Messrs. Borelli, Patel and Boysan) provide that if the bonus payments would cause a payment default under the terms of the Company's agreement with LaSalle Business Credit, Inc., the payment will be deferred until such time as the payments would not cause a default. Such deferred payments would accrue interest at the rate of 10.25% per annum. The Company may renegotiate its obligation to make the payments under those employment agreements in connection with certain public offering or acquisition transactions involving the Company.

     "EBIT" means consolidated net income before taxes and interest expense. "Return on Capital", which means aftertax operating profit less the total annual cost of capital. "Plan Return on Capital" means the Return on Capital goals, as determined in the good faith judgment of the Board of Directors, that the Company is budgeted to attain in the fiscal year.

     The Employment Agreements contain non-competition covenants, waivable by the Company, which survive the termination of each employee's employment with the Company until two years from the date the employee's employment terminates (the "Non-Competition Period"). In addition to other compensation payable to each of Messrs. Borelli, Dannecker, Mitchell, Patel and Boysan under their agreements, during the Non-Competition Period the Company is required to pay each employee one-half (75% of base salary in the case of Messrs. Patel and Boysan) of his highest prior base salary per annum.

     Mr. Henderson's employment as President and Chief Operating Officer of Aavid Thermal Products terminated in April 1997. On June 4, 1997, the Company entered into a Settlement Agreement and General Release of All Claims (the "Settlement Agreement") with Mr. Henderson. The Settlement Agreement provided that Mr. Henderson would continue to be paid the sum of $250,000 in accordance with the Company's practices until March 31, 1998 and would be entitled to exercise a total of 110,291 options to purchase the Company's Common Stock prior to July 1, 1997. Upon execution of the Settlement Agreement, the Company paid Mr. Henderson bonuses of $75,000 and $40,000, plus interest, for 1995 and 1996, respectively. Under the Settlement Agreement and in accordance with Mr. Henderson's employment agreement, Mr. Henderson also received a payment of $8,333.33 per month for four months beginning June 1, 1997 for his covenant not to compete and was released from such covenant after receiving such payments.

     In addition, the Company entered into an employment agreement with Mr. Steadman for an initial term expiring on December 31, 1997. The agreement provided that Mr. Steadman would be employed on a part time basis as Chairman of the Company's Board of Directors. Under the agreement, Mr. Steadman was required to commit no less than 52 days per year of dedicated, and if required on-site, time to the Company. The agreement provided Mr. Steadman with a salary of $100,000 per year in lieu of other fees paid to directors for services to the Company. In addition, Mr. Steadman was granted, effective March 13, 1995, an option to acquire 28,655 shares of Common Stock at an exercise price of $2.20 per share (the "March Option") and, effective December 1, 1995, an option to purchase 14,327 shares of Common Stock at an exercise price of $9.00 per share (the "December Option"). As of April 15, 1998, all shares of Common Stock subject to the March Option and the December Option had vested. On October 14, 1996, Mr. Steadman resigned as the Company's Chairman of the Board, although he remains a director. Effective October 15, 1996, Mr. Steadman's employment agreement was amended and pursuant to the terms thereof, Mr. Steadman was paid his salary only through April 15, 1997.

COMPENSATION AND STOCK PLANS COMMITTEE REPORT TO STOCKHOLDERS

     The report of the Compensation and Stock Plans Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     The Compensation and Stock Plans Committee is currently comprised of three directors. As members of the Compensation and Stock Plans Committee, it is our responsibility to determine the most effective total executive compensation strategy based on the Company's business and consistent with stockholders' interests. Our specific duties entail reviewing overall policy with respect to compensation matters, including such matters as compensation plans for employees and employment agreements and compensation for executive officers.

COMPENSATION PHILOSOPHY

     The Company believes that executive compensation should be closely related to increased stockholder value. One of the Company's strengths contributing to its successes is a strong management team, many of whom have been with the Company for a large number of years. The Committee believes that low executive turnover has been instrumental to the Company's success, and that the Company's compensation program has played a major role in limiting executive turnover. The compensation program is designed to enable the Company to attract, retain and reward capable employees who can contribute to the continued success of the Company, principally by linking compensation with the attainment of key business objectives. Equity participation and a strong alignment to stockholders' interests are key elements of the Company's compensation philosophy. Accordingly, the Company's executive compensation program is designed to provide competitive compensation, support the Company's strategic business goals and reflect the Company's performance.

     The compensation program reflects the following principles:

     - Compensation should encourage increased stockholder value.

     - Compensation programs should support the short- and long-term strategic business goals and objectives of the Company.

     - Compensation programs should reflect and promote the Company's values and reward individuals for outstanding contributions toward business goals.

     - Compensation programs should enable the Company to attract and retain highly qualified professionals.

PAY MIX AND MEASUREMENT

     The Company's executive compensation is comprised of two components, base salary and incentives, each of which is intended to serve the overall compensation philosophy.

BASE SALARY

     The Company's salary levels are intended to be consistent with competitive pay practices and level of responsibility, with salary increases reflecting competitive trends, the overall financial performance and resources of the Company and general economic conditions, as well as a number of factors relating to the particular individual, including the performance of the individual executive, and level of experience, ability and knowledge of the job.

INCENTIVES

     Incentives consist of cash awards and stock options. Most of the Company's executive officers are entitled to bonuses, established in their employment agreements, based on the Company's performance. In 1997, bonuses were paid to each of Messrs. Borelli, Patel, Dannecker and Mitchell pursuant to their employment agreements. Stock options are granted from time to time to reward key employees' contributions to the Company's performance.

     The Compensation Committee strongly believes that the pay program should provide employees with an opportunity to increase their ownership and potentially gain financially from increases in the Company's stock price. By this approach, the best interests of stockholders, executives and employees will be closely aligned. Therefore, executives and other employees are eligible to receive stock options, giving them the right to purchase shares of Common Stock of the Company at a specified price in the future. The grant of options is based primarily on a key employee's potential contribution to the Company's growth and profitability, based on the Compensation Committee's discretionary evaluation. Options are granted at the prevailing market value of the Company's Common Stock and will only have value if the Company's stock price increases. Generally, grants of options vest over a period of time and executives must be employed by the Company for such options to vest.

     In furtherance of its overall compensation philosophy, the Company has adopted the 1995 Employee Stock Purchase Plan (the "Purchase Plan"). Under the Purchase Plan, all full-time employees of the Company and its subsidiaries are entitled to purchase shares of the Common Stock through payroll deductions, lump sum cash payments, or both, as determined by the Board of Directors, or any committee of the board to whom it delegates its authority. 250,000 shares are reserved for purchase under the Purchase

Plan. Under the Purchase Plan, the Company will grant rights to purchase shares of Common Stock to eligible employees pursuant to one or more offerings (each, an "Offering") on a date or series of dates designated by the Board of Directors (the "Offering Date"). The rights granted on any Offering Date are exercisable upon the expiration of a period whose length shall be determined by the Board of Directors, but which may not exceed 27 months. The price per share with respect to each grant of rights under the Purchase Plan is the lesser of: (i) 85% of the fair market value of a share of Common Stock on the Offering Date on which such right was granted, or (ii) 85% of the fair market value of a share of Common Stock on the date such right is exercised. The Purchase Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code.

CHIEF EXECUTIVE OFFICER 1997 COMPENSATION

     Ronald F. Borelli, who has served as the Company's Chairman of the Board and Chief Executive Officer since October 15, 1996 and President from October 15, 1996 to October 15, 1997, received $250,000 in base salary for the Company's last fiscal year. In 1997, Mr. Borelli also received a cash bonus of $150,000 for services rendered in 1997, based on the Company's achieving Plan Return on Capital for 1997, pursuant to the terms of his employment agreement with the Company. Mr. Borelli's base salary and bonus were established in connection with his employment as the Company's Chairman of the Board, President and Chief Executive Officer during fiscal year ended December 31, 1997. Mr. Borelli was not granted options in 1997; however, in connection with Mr. Borelli agreeing to extend his employment agreement through December 1999, Mr. Borelli was granted options on January 1, 1998 to purchase 50,000 shares of Common Stock at an exercise price of $24.00, the fair market value on the date of grant, and 50,000 shares of Common Stock at the higher of fair market value on July 1, 1998 or $27.50, subject to stockholder approval of an amendment to the Company's 1994 Stock Option Plan increasing the number of shares available for grant thereunder. See "-- Employment Agreements."

TAX EFFECTS

     Changes made in 1993 to the Code impose certain limitations on the deductibility of executive compensation paid by public companies. In general, under the limitations, the Company will not be able to deduct annual compensation paid to certain executive officers in excess of $1,000,000 except to the extent that such compensation qualifies as "performance-based compensation" (or meets other exceptions not relevant here). Non-deductibility would result in an additional tax cost to the Company. It is possible that at least some of the cash and equity-based compensation paid or payable to the Company's executive officers will not qualify for the "performance-based compensation" exclusion under the deduction limitation provisions of the Code. Nevertheless, the Compensation Committee anticipates that in making compensation decisions it will give consideration to the net cost to the Company (including, for this purpose, the potential limitation on deductibility of executive compensation).

CONCLUSION

     The Compensation and Stock Plans Committee believes that linking executive compensation to corporate performance results in a better alignment of compensation with corporate business goals and stockholder value. The Compensation and Stock Plans Committee believes its compensation practices are directly tied to stockholder returns and linked to the achievement of annual and longer-term financial and operational results of the Company on behalf of the Company's stockholders. In view of the Company's performance and achievement of goals and competitive conditions, the Compensation and Stock Plans Committee believes that compensation levels during 1997 adequately reflect the Company's compensation goals and policies.

                                          COMPENSATION AND STOCK PLANS COMMITTEE
                                     David R.A. Steadman
                                     Edward F. Glassmeyer
                                     Douglas L. Newhouse
                                     M. William Macey, Jr.

COMPENSATION AND STOCK PLANS COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Board of Directors established the Compensation Committee in November 1993 and combined it with the Stock Plans Committee in 1997 to form the Compensation and Stock Plans Committee. Each of Messrs. Steadman, Glassmeyer, Macey and Newhouse served as members of the Compensation and Stock Plans Committee during fiscal 1997. In 1997, each of Messrs. Macey, Glassmeyer and Newhouse received options to purchase 2,500 shares of Common Stock and Mr. Steadman received options to purchase 10,000 shares of Common Stock pursuant to the Directors' Plan. See "Compensation of Directors."

     See "Certain Relationships and Related Transactions" for a description of the principal terms of the Company's management agreement with Sterling.

     See "-- Employment Agreements" for a description of the prior employment agreement between the Company and Mr. Steadman.

COMPARATIVE PERFORMANCE OF THE COMPANY

     The Stock Price Performance Graph set forth below shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                        COMPARE CUMULATIVE TOTAL RETURN
                    OF COMPANY, PEER GROUP AND BROAD MARKET

                                          AAVID
        MEASUREMENT PERIOD               THERMAL           PEER GROUP            NASDAQ
      (FISCAL YEAR COVERED)           TECHNOLOGIES            INDEX           MARKET INDEX
1/30/96                                  100.00              100.00              100.00
3/29/96                                   88.31              109.88              103.98
6/28/96                                   75.32              109.63              111.68
9/30/96                                   85.71              115.29              114.76
12/31/96                                 111.69              121.30              120.16
3/31/97                                  122.08              107.99              114.05
6/30/97                                  214.29              128.37              134.93
9/30/97                                  312.99              158.47              157.31
12/31/97                                 249.35              137.05              147.40

     The above Graph compares the change in the Company's cumulative total stockholder return on its Common Stock (as measured by dividing: (i) the sum of (a) the cumulative amount of dividends for the period indicated, assuming dividend reinvestment, and (b) the difference between the Company's share price at the end of the period and January 30, 1996, the date the Company's Common Stock commenced trading on The Nasdaq National Market, by (ii) the share price at January 30, 1996) with the cumulative total return of The Nasdaq Stock Market Index and the cumulative total return of the Company's peer group (assuming the investment of $100 in the Company's Common Stock, the Nasdaq Stock Market Index and the Company's peer group on January 30, 1996, and reinvestment of all dividends). During 1996 and 1997, the Company paid no dividends. The companies included in the Company's peer group are: Alpha Technologies Group Inc., AMP Inc., Autodesk Inc., Cadence Design Systems Inc., Computervision Corp., Jabil Circuit Inc., Kent Electronics Corp., Molex Inc., Parametric Technology Corp., Sigma Circuits Inc., Solectron Corp., Synopsys Inc., and Vishay Intertechnology Inc. The Company's 1997 peer group index does not include Cooper and Chyan Technology, Inc. ("Cooper"), which was included in the Company's 1996 peer group index, because Cooper was not in existence at December 31, 1997.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In October 1993, the Company entered into a management agreement with Sterling pursuant to which Sterling agreed to provide financial and management consulting services to the Company for a fee of $200,000 per annum, plus 2% of the Company's consolidated net income before interest expense, taxes, depreciation, amortization and certain other expenses ("EBITDA") in excess of $7,000,000 (the "Sterling EBITDA Fee"), plus reimbursement of direct out-of-pocket costs and expenses. In September 1995, the Company and Sterling amended the management agreement to eliminate the Sterling EBITDA Fee effective January 1, 1996. In consideration of elimination of the Sterling EBITDA Fee, the Company agreed to pay Sterling $275,000, which amount was paid in February 1996 from the net proceeds of the Company's initial public offering, and to increase the management fee to $250,000 per annum for the period commencing January 1, 1996. Pursuant to the management agreement, the management fee would not be paid on a current basis, but would accrue, during any period when the Company was in default of the payment of principal or interest under its term loan and revolving credit facility. Pursuant to the management agreement, Sterling assisted the Company's management in, among other things, developing and implementing corporate strategy, including acquisition and divestiture strategies, budgeting future corporate investment and debt and equity offerings. The management agreement was to terminate on the later of: (i) December 31, 2000; (ii) the date no officer or employee of Sterling was a member of the Board of Directors of the Company; or (iii) the date Oak V, Oak V Affiliates and the directors and officers of Sterling beneficially owned in the aggregate less than 15% of the Company's Common Stock, although Sterling could terminate the agreement at any time upon 30 days' notice. In the event of a change in control of the Company in which no Sterling director remained a director of the Company, the present value of the management fee for the remaining term of the agreement (using a discount rate of 9%) would have become immediately due and payable. In April 1998, the Company and Sterling entered into an agreement to terminate the management agreement effective upon the Company's payment to Sterling of $619,348. Messrs. Macey and Newhouse, current directors of the Company, and Mr. Selden, a director of the Company until November, 1997, are officers, directors and the sole stockholders of Sterling. Messrs. Macey and Newhouse do not, and Mr. Selden did not, receive cash compensation other than the management fee for serving as directors of the Company. See "-- Compensation of Directors."

     In October 1993, the Company entered into an agreement with Materials Innovation Inc. ("MII") pursuant to which MII, Mr. Alan Beane, who beneficially owns 13.5% of the Common Stock and was formerly both a director and the Company's chief executive officer, and Mr. Glenn Beane, Alan Beane's brother, granted to the Company exclusive worldwide rights and licenses under certain patents and technology owned by them to develop, make, have made, use and sell certain products used to attach certain heat dissipation products ("Clamp Products") and heat sinks manufactured by a vacuum die cast process ("Heat Sink Products"). Under the agreement, the Company is required to pay MII an annual royalty for the Clamp Products sold by the Company equal to the greater of (i) $0.05 per Clamp Product or (ii) 15% of the net selling price for such Clamp Products, with a minimum royalty of $40,000 per annum. In addition, under the agreement the Company must pay MII an annual royalty for the Heat Sink Products sold by the Company equal to the greater of (i) 10% of the net selling price and
(ii) 25% of the net selling price minus servicing cost. During the term of the agreement, the Company is required to reimburse MII for its direct costs incurred in sourcing and testing clamps required and requested by the Company. The agreement provides that prior to October 14, 2003, MII, Alan Beane and Glenn Beane may not directly or indirectly, in any capacity whatsoever: (i) sell any heat dissipation product of the type produced by the Company (other than products whose principal purpose is not heat dissipation and products for one specified customer); (ii) license, sell, transfer, provide or make available to any business which is competitive with the Company any products, technology or other intellectual property which may be useful in the manufacture or sale of the Company's heat dissipation products, except that MII is permitted to sell raw materials to entities which are not direct competitors of the Company; or
(iii) provide any kind of services to any business which is competitive with the Company with respect to its heat dissipation products. In addition, the Company may not prior to October 14, 2003, in any capacity whatsoever, engage in the manufacture, distribution, sale or licensing of particle level heterogeneous materials and other materials created from powders and particles, except adhesives and compliant interface materials, or pursuant to a license from MII. The Company must give MII primary consideration as a supplier of such materials created from powders and particles if MII can supply such materials on terms which are competitive with those otherwise available in the market. The agreement grants the Company a right of first refusal in the event of a transfer of MII's interest in the technology covered by the agreement. In addition, the agreement provides that MII may not, and may not permit Glenn Beane or any affiliate to, transfer all or any part of its interest in the patents or technology covering the Clamp Products or Heat Sink Products, unless, prior to the transfer, the transferee has executed an agreement acknowledging that it takes such interest subject to the provisions of the agreement between MII and Aavid. The agreement terminates upon the last to expire of the licensed patents covering the Clamp Products and the Heat Sink Products, although the Company may terminate the agreement at any time effective immediately upon written notice to MII. In 1997, royalty payments and expense reimbursement by the Company to MII were not material and there were no sales of MII products and development services to the Company. Mr. Alan Beane is the chairman and an owner of 41.5% of MII.

     On March 4, 1998, MII and Messrs. Alan and Glenn Beane (collectively, the "Petitioners") filed a petition for declaratory judgment against the Company seeking to have the agreement between the Company and MII declared invalid. The Petitioners claim that the Company had failed to pay royalties associated with the vacuum die cast patent. The action does not seek monetary damages. The Company believes it has meritorious defenses and intends to vigorously defend the action. Although the Company believes that the termination of the agreement with MII will not have a material adverse effect on its business, results of operations or financial condition, there can be no assurance it will not have such a material adverse effect in the future.

     Under the terms of Mr. Beane's former employment agreement with the Company, Mr. Beane was permitted to pursue scientific research, patent inventions and business ventures with MII so long as such activities did not interfere with Mr. Beane's obligations to Aavid. The Company has no rights to any intellectual property resulting from such permitted activities. The relationship of MII to the Company is regulated by the terms of an agreement between MII, its principals and Aavid, which prohibits MII from competing with the Company in the markets for heat sinks and other products whose principal purpose is to dissipate heat from electronic devices. MII is pursuing the development of certain products and advanced materials which, if successfully developed, would have application to the Company's business. However, MII is not obligated to license such technology to Aavid, and there can be no assurance that Aavid will benefit from the relationship with MII or will be able to license any intellectual property from MII, if desirable, on acceptable terms or at all. There can be no assurance that a conflict of interest will not develop between Aavid and MII.

     Mr. Beane's Employment Agreement originally provided for the payment of an annual bonus during the five year period ended December 31, 1998, regardless of whether Mr. Beane was then employed by the Company, equal to 8% of the Company's EBITDA in excess of $5.0 million for the applicable year. In September 1995, Mr. Beane's employment agreement was amended to provide for (i) the payment of annual bonuses in 1996, 1997 and 1998 in an amount equal to 8% of the Company's EBIT in excess of $10.75 million for 1996, $12.75 million for 1997 and $14.44 million for 1998 (which amounts were to be adjusted for any future acquisitions) and (ii) the payment to Mr. Beane of $2,374,000, representing the present value of the portion of the expected future bonus payments required under the employment agreement. Mr. Beane received a bonus of $246,000 in 1995, representing 8% of 1995 EBITDA in excess of $5.0 million. In December 1995, the Company paid Mr. Beane $250,000 as an advance against Mr. Beane's 1995 bonus. All amounts (other than the $2.4 million payment referred to above) required to be paid under Mr. Beane's employment agreement in any year in excess of $750,000 shall be deferred until the first year in which such payments can be made without exceeding such $750,000 annual limit. Mr. Beane was paid the $2,374,000 in February 1996 from the proceeds of the Company's initial public offering. Under the terms of the agreement, Mr. Beane was entitled to a bonus of $109,824 in 1997, which amount has not to date been paid. Mr. Beane's employment agreement with the Company expired in October 1996.

INDEBTEDNESS OF MANAGEMENT

     In connection with the acquisition of Fluent in 1995, the Company loaned Mr. Patel $113,505. The loan was secured by a lien on 9,048 shares of Common Stock held by Mr. Patel, bore interest at the applicable federal rate and matured on August 24, 1997. Mr. Patel repaid the loan in full on the maturity date. The largest amount of indebtedness of Mr. Patel outstanding in 1997 was $113,505.

             PROPOSAL NO. 2 -- AMENDMENT TO 1994 STOCK OPTION PLAN

     On March 10, 1998, the Board of Directors unanimously adopted, subject to stockholder approval, an amendment to the Company's 1994 Stock Option Plan (the "1994 Option Plan") which would increase the aggregate number of shares of Common Stock which may be issued thereunder from 900,000 to 1,400,000 shares, all of which would be available for the grant of either "incentive stock options," as defined in Section 422 of the Code, or options which do not qualify as incentive stock options (non-qualified stock options). The primary features of the 1994 Option Plan are summarized below. The full text of the 1994 Option Plan and the proposed amendment thereto is set forth in Appendix A to this Proxy Statement and the following discussion is qualified in its entirety by reference thereto.

     The Company adopted the 1994 Option Plan to secure for the Company and its stockholders the benefits arising from capital stock ownership by officers, employees, consultants and advisors of the Company who are expected to contribute significantly to the Company's future growth and success. The 1994 Option Plan provides for the issuance of incentive stock options to employees of the Company and non-qualified stock options to employees, officers, consultants and advisors of the Company. The Board of Directors believes that approval of the amendment to the 1994 Option Plan will serve the best interests of the Company and its stockholders by permitting the Company to continue to utilize stock options as a means to attract and retain key employees and consultants who are in a position to contribute materially to the successful conduct of the Company's business and affairs and, in addition, to stimulate in such individuals an increased desire to render greater service to the Company and its subsidiaries. In addition, the availability of shares for grant under the 1994 Option Plan is important in that it provides the Company an alternative or additional means of compensating key employees and consultants, thereby providing such individuals with an equity participation in the Company. As of March 1, 1998, there were 4,080 shares available for future grants under the 1994 Option Plan. All employees are eligible to participate in the 1994 Option Plan and as of March 1, 1998, approximately 274 employees were participating in the 1994 Option Plan.

     The 1994 Option Plan is administered by the Compensation and Stock Plans Committee of the Board of Directors (the "Committee"), which has the authority to select optionees, designate the number of shares to be covered by each option and, subject to certain restrictions, specify other terms of the options. Each option is evidenced by an executed option agreement in a form approved by the Committee. No options granted under the 1994 Option Plan are transferable by the optionee other than by will or by the laws of descent and distribution, or pursuant to a qualified domestic relations order, and each option is exercisable, during the lifetime of the optionee, only by the optionee.

     Under the 1994 Option Plan, the Committee will determine the purchase price per share of Common Stock deliverable upon the exercise of an option, provided that the exercise price of an incentive stock option must be at least equal to 100% of the fair market value of the Common Stock as of the close of business on the business day immediately preceding the date of the grant (110% of the fair market value in the case of options granted to employees who hold more than ten percent of the voting power of the Company's capital stock on the date of grant). Each option and all rights thereunder expire on the date established by the Committee at the time of the grant, provided that the term of an incentive stock option is not to exceed ten years (five years in the case of an incentive stock option granted to a ten percent holder). The Committee has the discretion to determine the vesting schedule and the period required for full exercisability of stock options. The 1994 Option Plan provides for the immediate exercisability of all options upon a change in control of the Company (as defined in the 1994 Option Plan). Upon exercise of any option granted under the 1994 Option Plan, the exercise price may be paid in cash and/or such other form of payment as may be permitted under the applicable option agreement, including, without limitation, previously owned shares of Common Stock.

     The Board of Directors has retained the right to amend or terminate the 1994 Option Plan as it deems advisable. However, no amendment shall be made to the 1994 Option Plan without submitting such amendments to the Company's stockholders for approval if so required under Section 422 of the Code or

Rule 16b-3 under the Exchange Act. In addition, no amendments to, or termination of, the 1994 Option Plan can impair the rights of any individual pursuant to options previously granted to such individual without that individual's consent. The 1994 Option Plan shall terminate in 2004. Any option outstanding under the 1994 Option Plan at the time of the 1994 Option Plan's termination shall remain outstanding until the option expires by its terms.

     As of March 1, 1998, options to purchase an aggregate of 1,043,820 shares have been granted under the 1994 Option Plan, including 147,900 shares granted subject to stockholder approval of an amendment to the 1994 Option Plan increasing the number of shares available for grant thereunder. Messrs. Borelli, Dannecker, Patel, Mitchell and Boysan have been granted options to purchase an aggregate of 100,000, 115,673, 117,540, 80,000, 74,143 and 10,835 shares of
Common Stock, respectively, under the 1994 Option Plan, including options to purchase 100,000, 24,900, 10,000, 3,000 and 5,000 shares granted to Messrs.
Borelli, Dannecker, Patel, Mitchell and Boysan, respectively, subject to stockholder approval of an amendment to the 1994 Option Plan increasing the number of shares available for grant thereunder.

     See "Certain Federal Income Tax Considerations" for a brief description of the tax consequences of the grant of options under the 1994 Option Plan.

NEW PLAN BENEFITS

     The following table sets forth information regarding the currently known benefits which will be received pursuant to the amendment to the 1994 Stock Option Plan by: (i) each executive officer named in the Summary Compensation Table (see "Executive Compensation"); (ii) all current executive officers as a group; (iii) all current directors who are not executive officers as a group; and (iv) all employees, including all current officers who are not executive officers, as a group.

                             1994 STOCK OPTION PLAN

                                                              DOLLAR    NUMBER OF
                NAME AND PRINCIPAL POSITION                   VALUE       UNITS
                ---------------------------                   ------    ---------
Ronald F. Borelli...........................................   $(1)      100,000
  Chairman of the Board and Chief Executive Officer
George P. Dannecker.........................................   $(1)       24,900
  Vice President -- Marketing and Sales of Aavid Thermal
  Products
Bharatan R. Patel...........................................   $(1)       10,000
  President and Chief Executive Officer of Fluent
John W. Mitchell............................................   $(1)        3,000
  Vice President, General Counsel and Secretary

Hasan Ferit Boysan..........................................   $(1)        5,000
  Chief Operating Officer of Fluent
All current executive officers as a group...................   $(1)      147,900
All current directors who are not executive officers as a      $ 0             0
  group.....................................................
All employees, including current officers who are not          $ 0             0
  executive officers, as a group............................

---------------
(1) The dollar value is not readily determinable. Based upon the 5% and 10% assumed annual compound rates of stock price appreciation, based on the option exercise price, mandated by the Commission, the potential realizable value at the assumed 5% and 10% annual rates of stock price appreciation for the option term would be $1,789,500 and $4,104,000, respectively, for Mr. Borelli, $375,741 and $952,425, respectively, for Mr. Dannecker, $150,900 and $382,500, respectively, for Mr. Patel, $45,270 and $114,750, respectively, for Mr. Mitchell, $75,450 and $191,250, respectively, for Mr. Boysan, and $2,512,311 and $5,936,175, respectively, for all current executive officers as a group. Actual gains, if any, on stock option exercises will depend on the future price of the Common Stock and overall stock market conditions. The 5% and 10% rates of appreciation over the 10 year option term of the $24.00 stock price on the date of grant would result in a stock price of $39.09 and $62.25, respectively. The 5% and 10% rates of appreciation over the 10 year option term of the $27.50 stock price on the date of grant would result in a stock price of $44.79 and $71.33, respectively. The $27.50 exercise price may be higher if the fair market value of the Common Stock on July 1, 1998 is higher. There is no representation that the rates of appreciation reflected in this table will be achieved. See "Executive Compensation -- Stock Options."

VOTE REQUIRED

     The affirmative vote of holders of a majority of the shares of Common Stock issued, outstanding and entitled to vote, present or represented at the Annual Meeting, a quorum being present, is required for the adoption of this proposal. Broker "non-votes" with respect to this matter will be treated as neither a vote "for" nor a vote "against" the matter, although they will be counted in determining if a quorum is present. However, abstentions will be considered in determining the number of votes required to attain a majority of the shares present or represented at the Annual Meeting and entitled to vote. Accordingly, an abstention from voting by a stockholder present in person or by proxy at the Annual Meeting has the same legal effect as a vote "against" the matter because it represents a share present or represented at the Annual Meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve this proposal.

     THE BOARD OF DIRECTORS DEEMS "PROPOSAL NO. 2 -- AMENDMENT TO 1994 STOCK OPTION PLAN" TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

                         PROPOSAL NO. 3 -- AMENDMENT TO
                  1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

     On March 10, 1998, the Board of Directors unanimously adopted, subject to stockholder approval, an amendment to the Company's 1995 Stock Option Plan for Non-Employee Directors (the "Directors' Plan") which would increase the aggregate number of shares of Common Stock which may be issued thereunder from 100,000 shares to 200,000 shares. Options granted under the Directors' Plan are intended to be treated as options which do not qualify as incentive stock options within the meaning of Section 422 of the Code. In assessing the recommendation of the Board, stockholders should consider that all current directors other than Messrs. Borelli and Patel, who are not eligible to participate in the Directors' Plan, will benefit from the adoption of the amendment to the Directors' Plan and thus may be viewed to have a conflict of interest. The primary features of the Directors' Plan are summarized below. The full text of the Directors' Plan and the proposed amendment thereto is set forth in Appendix B to this Proxy Statement and the following discussion is qualified by reference thereto.

     The Board of Directors believes that the continued growth and success of the Company will depend, in large part, upon the ability of the Company to retain on its Board of Directors knowledgeable persons who, through their efforts and expertise, can make a significant contribution to the success of the Company's business and to provide incentive for such directors to work for the best interests of the Company and its stockholders through ownership of its Common Stock.

     Pursuant to the Directors' Plan as currently in effect, each person who is elected a non-employee director will automatically receive an option to purchase 10,000 shares of the Company's Common Stock on the date of his or her initial election or appointment to the Board of Directors (the "Initial Grant Date"). In addition, each non-employee director will automatically receive an additional option to purchase 2,500 shares of the Company's Common Stock on the anniversary of the Initial Grant Date (the "Additional Grant Date"). The option exercise price per share of Common Stock will be equal to the fair market value (as defined in the Director's Plan) of the Common Stock on the date that the option is granted. The term of the option will be for a period of ten years from the date the option is granted. A total of 100,000 shares of Common Stock has currently been reserved for issuance under the Directors' Plan. The number of shares which may be issued under the Directors' Plan is subject to adjustment to reflect any increase or decrease in the number of shares resulting from a stock split, stock dividend, consolidation or other similar capital adjustment.

     Except as set forth below, options become exercisable on the first anniversary of the date of grant. In the event a director ceases to be a director of the Company for any reason other than death or permanent disability, then any unexercised portion of options granted to such optionee shall, to the extent not then exercisable, immediately terminate and become void or, to the extent such option is exercisable, may be exercised within 180 days after the date he or she ceases to be a director of the Company. The Directors' Plan provides that the options will become immediately exercisable upon a change in control of the Company. For purposes thereof, a change in control of the Company is deemed to occur if (1) there occurs (A) any consolidation or merger in which the Company is not the continuing or surviving entity or pursuant to which shares of the Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the Company's assets; (2) the Company's stockholders approve any plan or proposal for the liquidation or dissolution of the Company;
(3) any person (as such term is used in Sections 13(d) and 14(d)(2)of the Exchange Act) shall become the beneficial owner (within the meaning of Rule 13d-3 under said Act) of 40% or more of the Common Stock other than pursuant to a plan or arrangement entered into by such person and the Company; or (4) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board of Directors shall cease for any reason to constitute a majority of the Board unless the election or nomination for election by the Company's stockholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

     The Directors' Plan is administered by the Compensation and Stock Plans Committee of the Board of Directors of the Company. However, the Directors' Plan prescribes the individuals who would be awarded options, the numbers of shares subject to the options, and the terms and conditions of each award. The Board of Directors may at any time terminate the Directors' Plan and may from time to time alter or amend the Directors' Plan or any part thereof, provided that the Board of Directors may not, without approval by the affirmative vote of the holders of a majority of shares of Common Stock present in person or by proxy and entitled to vote at the meeting (1) increase the maximum number of shares for which options may be granted; (2) materially modify the requirements as to eligibility to participate; (3) materially increase benefits accruing to option holders; or (4) amend the Directors' Plan in any manner that would cause Rule 16b-3 of the Exchange Act to be inapplicable. In any event, no stock options may be granted under the Directors' Plan after April 26, 2005.

     See "Certain Federal Income Tax Considerations" for a brief description of the tax consequences of the grant of options under the Directors' Plan.

VOTE REQUIRED

     The affirmative vote of holders of a majority of the shares of Common Stock issued, outstanding and entitled to vote, present or represented at the Annual Meeting, a quorum being present, is required for the adoption of this proposal. Broker "non-votes" with respect to this matter will be treated as neither a vote "for" nor a vote "against" the matter, although they will be counted in determining if a quorum is present. However, abstentions will be considered in determining the number of votes required to attain a majority of the shares present or represented at the Annual Meeting and entitled to vote. Accordingly, an abstention from voting by a stockholder present in person or by proxy at the Annual Meeting has the same legal effect as a vote "against" the matter because it represents a share present or represented at the Annual Meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve this proposal.

     THE BOARD OF DIRECTORS DEEMS "PROPOSAL NO. 3 -- AMENDMENT TO 1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN" TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the salient Federal income tax consequences associated with options granted under the 1994 Option Plan and the Directors' Plan.

     The grant of a stock option (whether non-qualified or incentive) is not a taxable event. In general, the holder of a non-qualified stock option will recognize ordinary income when the option is exercised equal to the excess of the value of the stock over the exercise price (i.e., the option spread), and the Company receives a corresponding deduction (subject to the applicability of the $1 million executive compensation deductibility limitation). If a non-qualified stock option is exercised within six months after the date of grant and if the optionee is subject to the six-month restrictions on sale of Common Stock under Section 16(b) of the Exchange Act, the optionee generally recognizes ordinary income on the date the restrictions lapse, unless an early income recognition election is made. Upon a later sale of the stock, the optionee will realize capital gain or loss equal to the difference between the selling price and the value of the stock at the time the option was exercised (or, if later, the time ordinary income was recognized with respect to the exercise).

     The holder of an incentive stock option does not realize taxable income upon exercise of the option, although the option spread is included in income for purposes of the alternative minimum tax. If stock acquired upon exercise of the incentive stock option is sold or otherwise disposed of within two years from the date the option is granted or within one year from the date the option is exercised, then, in general, gain realized on the sale is treated as ordinary income to the extent of the option spread at the exercise date, and the Company receives a corresponding deduction (subject to the applicability of the $1 million executive compensation deductibility limitation). Any remaining gain is treated as capital gain. If the stock is held for at least two years from the grant date and one year from the exercise date, then gain or loss realized upon the sale will be long-term capital gain or loss and the Company will not be entitled to a deduction. A special basis adjustment applies to reduce the gain for alternative minimum tax purposes.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

     Arthur Andersen LLP have been the independent public accountants for the Company since August 29, 1996, and will serve in that capacity for the 1998 fiscal year.

     Representatives of Arthur Andersen LLP, independent accountants of the Company, are expected to be present at the Annual Meeting and available to respond to appropriate questions. Such representatives also will have the opportunity, should they so desire, to make any statements to the stockholders which they deem appropriate.

                           1999 STOCKHOLDER PROPOSALS

     In order for stockholder proposals for the 1999 Annual Meeting of Stockholders to be eligible for inclusion in the Company's 1999 proxy statement, they must be received by the Company at its principal executive offices, One Eagle Square, Concord, New Hampshire 03301 (Attn: General Counsel), prior to January 15, 1999. The Board of Directors will review any stockholder proposals that are filed as required and will determine whether such proposals meet applicable criteria for inclusion in the Company's proxy statement for the 1999 Annual Meeting of Stockholders.

                                 OTHER MATTERS

     The Board of Directors does not know of any other matters that are to be presented for consideration at the Annual Meeting. Should any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy on behalf of the stockholders they represent in accordance with their best judgment.

     The prompt return of your proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the Annual Meeting, please sign the proxy and return it in the enclosed envelope.

                                          By Order of the Board of Directors

                                          JOHN W. MITCHELL
                                          Secretary

Dated: April 30, 1998

     THE COMPANY SHALL PROVIDE, WITHOUT CHARGE, TO ANY STOCKHOLDER, UPON THE WRITTEN REQUEST THEREFOR, COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997. ANY SUCH REQUEST SHALL BE DIRECTED TO AAVID THERMAL TECHNOLOGIES, INC., ATTENTION: JOHN W. MITCHELL, ESQ., SECRETARY, AT THE FOLLOWING ADDRESS: ONE EAGLE SQUARE, CONCORD, NEW HAMPSHIRE 03301.

                                                                      APPENDIX A

     Below is the text of the Company's 1994 Stock Option Plan as proposed to be amended pursuant to Proposal No. 2. Proposed language to the 1994 Stock Option Plan is set forth in bold print and the language to be deleted is set forth in brackets.

                        AAVID THERMAL TECHNOLOGIES, INC.
                             1994 STOCK OPTION PLAN

1. PURPOSE OF THE PLAN. The purpose of this plan (the "Plan") is to secure for Aavid Thermal Technologies, Inc. (the "Company") and its stockholders the benefits arising from capital stock ownership by employees, officers, consultants and advisors of the Company and its parent and subsidiary corporations who are expected to contribute to the Company's future growth and success. Except where the context otherwise requires, the term "Company" shall include the parent and all present and future subsidiaries of the Company as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended or replaced from time to time (the "Code"). Those provisions of the Plan that make express reference to Section 422 of the Code shall apply only to incentive stock options (as defined in the Plan).

2.  TYPES OF OPTIONS AND ADMINISTRATION OF THE PLAN.

     2.1 Types of Options. Options granted pursuant to the Plan may be either incentive stock options meeting the requirements of Section 422 of the Code ("Incentive Stock Options"), or non-statutory stock options that are not intended to meet the requirements of Section 422 of the Code ("Non-Statutory Options").

     2.2  Administration of the Plan.

          2.2.1 To the fullest extent permitted by applicable laws, rules or regulations, the Plan shall be administered by the Stock Plans Committee (the "Committee") of the Board of Directors of the Company (the "Board"), which committee shall consist of at least two directors, each of whom shall be a "disinterested person" as defined in Rule 16b-3 of the Securities Exchange Act of 1934 (the "Exchange Act") as such term is interpreted from time to time.

          2.2.2 Prior to the first registration of a sale of the Company's Common Stock $0.01 par value per share ("Common Stock") under the Securities Act of 1933, the Committee may in its sole discretion grant options hereunder to purchase shares of the Company's Series A Convertible Preferred Stock ("Series A Stock").

          2.2.3 Simultaneously with and after the first registration of a sale of the Company's Common Stock under the Securities Act of 1933, the Committee may in its sole discretion grant options hereunder to purchase shares of Common Stock.

          2.2.4 The Committee shall have authority, subject to the express provisions of the Plan, to construe the respective option agreements and the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective option agreements, which need not be identical, and to make all other determinations which are, in the judgment of the Committee necessary or desirable for the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any option agreement in the manner and to the extent it shall deem expedient to implement the Plan and it shall be the sole and final judge of such expediency. No director or person acting pursuant to authority delegated by the Board shall be liable for any action or determination under the Plan made in good faith.

          2.2.5 The Committee may select one of its members as its chairman and shall hold meetings at such times and places as it may determine. Acts by a majority of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. All references in the Plan to the Committee shall mean the Board if there is no Committee so appointed. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause), and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

          2.2.6 Applicability of Rule 16b-3. Those provisions of the Plan that make express reference to Rule 16b-3 promulgated under the Exchange Act or any successor rule ("Rule 16b-3"), or that are required in order for certain option transactions to qualify for exemption under Rule 16b-3, shall apply only to such persons as are required to file reports under
     Section 16(a) of the Exchange Act (a "Reporting Person").

3. ELIGIBILITY. Options may be granted to persons who are, at the time of grant, employees, officers, consultants or advisors of the Company; provided, that the class of persons to whom Incentive Stock Options may be granted shall be limited to employees of the Company. A person who has been granted an option may, if he or she is otherwise eligible, be granted additional options if the Committee shall so determine. Subject to adjustment as provided in Section 17, below, the maximum number of shares of Series A and Common Stock with respect to which options may be granted during the ten-year term of the Plan to any one employee under the Plan shall not exceed one-half of the number of shares of such stock originally authorized for issuance hereunder (subject to adjustments as provided in Section 17, below). For the purpose of calculating such maximum number, (a) an option shall continue to be treated as outstanding notwithstanding its repricing, cancellation or expiration, and (b) the repricing of an outstanding option or the issuance of a new option in substitution for a canceled option shall be deemed to constitute the grant of a new additional option separate from the option that is repriced or canceled.

4. STOCK SUBJECT TO PLAN. Subject to adjustment as provided in Section 17, below --

     4.1 The aggregate maximum number of shares of Common Stock that may be issued and sold under the Plan is 1,400,000 [900,000] shares.

     4.2 If an option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject to such option shall again be available for subsequent option grants under the Plan. If shares issued upon exercise of an option under the Plan are tendered to the Company in payment of the exercise price of an option granted under the Plan, such tendered shares shall again be available for subsequent option grants under the Plan; provided that in no event shall such shares be made available for issuance to a Reporting Person or pursuant to the exercise of an Incentive Stock Option.

5. FORM OF OPTION AGREEMENTS. As a condition to the grant of an option under the Plan, each recipient of an option shall execute an option agreement in such form not inconsistent with the Plan as may be approved by the Board. Such option agreements need not be the same for all option recipients.

6.  PURCHASE PRICE.

     6.1 General. The purchase price per share of stock deliverable upon the exercise of an option shall be determined by the Committee provided, that in the case of an Incentive Stock Option, the exercise price shall not be less than 100% of the fair market value of such stock, as determined by the Committee at the time of grant, or less than 110% of such fair market value in the case of options described in Section 12.2, below. Fair market value shall be determined as of the close of business on the business day immediately preceding the grant date of an option.

     6.2 Payment of Purchase Price. Options granted under the Plan may provide for the payment of the purchase price by delivery of cash or a check to the order of the Company in an amount equal to such purchase price or, to the extent provided in the applicable option agreement, (a) by delivery to the Company of shares of stock of the Company already owned by the optionee having a fair market value equal to the exercise price of the shares of stock being purchased, or (b) by any other means (including, but without limitation thereto, by delivery of a promissory note of the optionee payable on such terms as the Committee may direct) that the Committee determines are consistent with the purpose of the Plan and with applicable laws, rules and regulations (including, but without limitation thereto, the provisions of Regulation T promulgated by the Federal Reserve Board). The fair market value of any shares of the Company stock or other non-cash consideration which may be delivered upon exercise of an option shall be determined by the Committee.

7.  FAIR MARKET VALUE.

     7.1 If the Common Stock is publicly traded at the time an option is granted under the Plan, "fair market value" on a given date shall mean --

          7.1.1 the closing price (on that date) of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if such stock is then traded on a national securities exchange;

          7.1.2 the last reported sale price (on that date) of the Common Stock on the Nasdaq National Market or SmallCap Market, if the Common Stock is then traded in one of such markets; or

          7.1.3 the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on a national securities exchange, the Nasdaq National Market or the Nasdaq SmallCap Market.

     7.2 The "fair market value" of the Series A Stock and, if the Common Stock is not publicly traded at the time an option is granted under the Plan, the Common Stock, shall be deemed to be the fair value of such stock subject to the option as determined by the Committee after taking into consideration all factors that it deems appropriate, including, but without limitation thereto, recent sale and offer prices of such stock in private transactions negotiated at arm's length.

8. OPTION PERIOD. Each option and all rights thereunder shall expire on the date established by the Committee at the time of grant, except that in the case of an Incentive Stock Option, the expiration date shall not be later than ten years after the date on which the option is granted, and all options shall be subject to earlier termination as provided in the Plan.

9. EXERCISE OF OPTIONS. Each option granted under the Plan shall be exercisable either in full or in installments at such time or times and during such period or periods as shall be determined by the Committee at the time of grant, subject, however, to the provisions of the Plan.

10.  TRANSFERABILITY OF OPTIONS.

     10.1 No options shall be assignable or transferable by the person to whom it was granted, either voluntarily or by operation of law, except by such person's will or by the laws of descent and distribution, and during the life of the optionee, an option shall be exercisable only by the optionee; except that Non-Statutory Options may be transferred pursuant to a qualified domestic relations order (as defined in Rule 16b-3).

     10.2 With respect to option exercises by Reporting Persons (as defined in Section 2.2.6, above), if and to the extent that Rule 16b-3(a)(2) is amended so as to permit transfers of options to members of an optionee's family or to trusts established for the benefit of such family members, Incentive Stock Options and Non-Statutory Options may be transferable to the extent and on the terms provided by Rule 16b-3(a)(2), as so amended; provided that a transfer of an Incentive Stock Option pursuant to this provision will only be permissible if and to the extent that Section 422 of the Code is amended to provide that such transfer will not cause such Incentive Stock Option to be treated as a non-statutory stock option which does not meet the requirements of Section 422 of the Code.

11. EFFECT OF TERMINATION OF EMPLOYMENT OR OTHER RELATIONSHIP. Except as provided in Section 12.4, below, with respect to Incentive Stock Options, and subject to the provisions of the Plan, the Committee shall determine the period of time during which an optionee may exercise an option following (a) the termination of the optionee's employment or other relationship with the Company or (b) the death or disability of the optionee. Such periods shall be set forth in the agreement evidencing such option.

12. INCENTIVE STOCK OPTIONS. Options granted under the Plan that are intended to be Incentive Stock Options shall be subject to the following additional terms and conditions:

     12.1 Express Designation. Each Incentive Stock Option granted under the Plan shall, at the time of grant, be specifically designated as such and in the option agreement covering such option.

     12.2 Ten Percent Stockholders. If any employee to whom an Incentive Stock Option is to be granted under the Plan is at the time of the grant of such option the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (after taking into account the attribution of stock ownership rules of Section 424(d) of the Code), then the following special provisions shall be applicable to the Incentive Stock Option granted to such individual:

          12.2.1 the purchase price per share of any stock subject to such Incentive Stock Option shall not be less than 110% of the fair market value of one share of such stock at the time of grant; and

          12.2.2 such Incentive Stock Option shall expire not later than five years after the date on which the option was granted.

     12.3 Dollar Limitations. For so long as the Code shall so provide, options granted to any employee under the Plan (and any other option plans of the Company) that are intended to constitute Incentive Stock Options shall not constitute Incentive Stock Options to the extent that such options, in the aggregate, become exercisable for the first time in any one calendar year for shares of stock with an aggregate fair market value (determined as of the respective date or dates of grant) of more than $100,000.

     12.4 Termination of Employment. No Incentive Stock Option may be exercised as such unless at the time of exercise, the optionee has been continuously employed by the Company since the date of grant, except that --

          12.4.1 An Incentive Stock Option may be exercised within such period and to such extent as may be specified in the applicable option agreement or in any applicable employment agreement, provided, that if such exercise is subsequent to the period of three months after such cessation of employment, it shall be treated as the exercise of a Non-Statutory Option under the Plan.

          12.4.2 If the optionee dies while in the employ of the Company, or within three months after he or she ceases to be an employee, the Incentive Stock Option may be exercised to the extent that the option was exercisable at the date of death by the person to whom it is transferred by will or by the laws of descent and distribution within the period of one year after the date of death (or within such lesser period as may be specified in the applicable option agreement).

          12.4.3 If the optionee becomes disabled (within the meaning of Section 422(e)(3) of the Code or any successor provision thereto) while in the employ of the Company, the Incentive Stock Option may be exercised to the extent that the option was exercisable at the date of cessation of employment within the period of one year after the date the optionee ceases to be such an employee because of such disability (or within such lesser period as may be specified in the applicable option agreement).

          12.4.4 A leave of absence with the written approval of the Committee shall not be considered an interruption of employment under the Plan, provided that such written approval contractually obligates the Company to continue the employment of the employee after the approved period of absence. Employment shall also be considered as continuing uninterrupted during any other bona fide leave of absence (such as those attributable to illness, military obligations or governmental service), provided that the period of such leave does not exceed 90 days or, if longer, does not exceed any period during which such optionee's right to re-employment is guaranteed by statute.

          12.4.5 An Incentive Stock Option shall not be affected by any change of employment within or among the Company and any parent or subsidiary corporation, so long as the optionee continues to be an employee of either the Company or such parent or subsidiary corporation.

          12.4.6 For all purposes of the Plan and any option granted hereunder, employment shall be defined in accordance with the provisions of Section 1.421-7(h) of the Income Tax Regulations (or any successor regulations). Notwithstanding the foregoing provisions, no Incentive Stock Option may be exercised after its expiration date.

13. ADDITIONAL OPTION PROVISIONS, ACCELERATION AND EXTENSION. The Committee may, in its sole discretion, include additional provisions in option agreements covering options granted under the Plan, and after the grant date may take other actions with respect to options granted under the Plan.

     Such provisions and actions may include, but shall not be limited to the following:

     13.1 restrictions on transfer, repurchase rights, commitments to pay cash bonuses, to make, arrange for or guaranty loans or to transfer other property to optionees upon exercise of options, provided that such additional provisions or actions shall not be inconsistent with any other express term or condition of the Plan and such additional provisions shall not cause any Incentive Stock Option granted under the Plan to fail to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code; and

     13.2 to accelerate the date or dates on which all or any particular option or options granted under the Plan may be exercised and to extend the period during which all, or any particular, option or options granted under the Plan may be exercised.

14.  CHANGE IN CONTROL.

     14.1 Acceleration of Options. Anything in any option agreement to the contrary notwithstanding, each outstanding option granted under the Plan shall become immediately exercisable in full in the event a Change in Control of the Company occurs.

     14.2 Definition of Change in Control. For purposes of the Plan, a "Change in Control" shall be deemed to have occurred if --

          14.2.1  there shall be consummated --

             14.2.1.1 any consolidation or merger of the Company in which the Company is not the surviving or continuing corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or

             14.2.1.2 any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, or

          14.2.2 the stockholders of the Company shall approve a plan or proposal for liquidation or dissolution of the Company, or

          14.2.3 any person (as such term is used in Section 13(d) and Section 14(d)(2) of the Exchange Act) shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 40% or more of the Common Stock other than pursuant to a plan or arrangement entered into by such person and the Company, or

          14.2.4 during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board shall cease for any reason to constitute a majority thereof, unless the election or the nomination for election by the Company's stockholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

15.  SECURITIES LAWS.

     15.1 Assurances etc. The Company may require any optionee as a condition of exercising his or her option, to give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the stock subject to the option for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary, appropriate or advisable in order to comply with federal and applicable state securities laws, or with covenants or representations made by the Company in connection with any public offering of its securities.

     15.2 Compliance With Securities Laws. Each option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of stock thereunder, such option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.

     16. RIGHTS AS A STOCKHOLDER. An optionee shall have no rights as a stockholder with respect to any shares covered by the option (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such shares) until the date of issuance of a stock certificate to him or her for such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

17.  ADJUSTMENT PROVISIONS FOR RECAPITALIZATION AND RELATED TRANSACTIONS.

     17.1 General. If through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, (a) any outstanding shares of stock of the Company covered by an option are increased, decreased or exchanged for a different number or kind of shares or other securities of the Company, or (b) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of stock or other securities covered by an option, an appropriate and proportionate adjustment shall be made in (i) the maximum number and kind of shares reserved for issuance under the Plan, (ii) the number and kind of shares or other securities subject to any then outstanding options under the Plan, and (c) the price for each share subject to any then outstanding options under the Plan, without changing the aggregate purchase price as to which such options remain exercisable. Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 17 if such adjustment would cause the Plan to fail to comply with Section 422 of the Code.

     17.2  Committee Authority to Make Adjustments.  Any adjustments under this
Section 17 will be made by the Committee whose determinations as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued under the Plan on account of any such adjustments.

18.  MERGER, CONSOLIDATION, ASSET SALE, LIQUIDATION ETC.

     18.1 General. In the event of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of stock of the Company are exchanged for securities, cash or other property of any other corporation or business entity or in the event of a liquidation of the Company, the Board or the board of directors of any corporation assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions as to outstanding options, subject, however, to the provisions of Section 14, above (relating to a Change in Control), which in the event of a conflict, shall take precedence:

          18.1.1 provide that such options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), provided that any such options substituted for Incentive Stock Options shall meet the requirements of Section 424(a) of the Code;

          18.1.2 upon written notice to the optionees, provide that all unexercised options will terminate immediately prior to the consummation of such transaction unless exercised by the optionee within a specified period following the date of such notice;

          18.1.3 in the event of a merger under the terms of which holders of the stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the merger (the "Merger Price"), make or provide for a cash payment to the optionees equal to the difference between (a) the Merger Price times the number of shares of stock subject to such outstanding options (to the extent then exercisable at prices not in excess of the Merger Price) and (b) the aggregate exercise price of all such outstanding options in exchange for the termination of such options; and

          18.1.4 provide that all or any outstanding options shall become exercisable in full immediately prior to such event.

     18.2 Substitute Options. The Committee may grant options under the Plan in substitution for options held by employees of another corporation who become employees of the Company, or a subsidiary of the Company, as the result of a merger or consolidation of the employing corporation with the Company or a subsidiary of the Company, or as a result of the acquisition by the Company, or one of its subsidiaries, of property or stock of the employing corporation. The Committee may direct that substitute options be granted on such terms and conditions as it considers appropriate in the circumstances.

19. NO SPECIAL EMPLOYMENT RIGHTS. Nothing contained in the Plan or in any option shall (a) confer upon any optionee any right with respect to the continuation of his or her employment by the Company, (b) interfere in any way with the right of the Company at any time to terminate such employment or to increase or decrease the compensation of the optionee, or (c) restrict the right of an optionee to resign his or her employment.

20. OTHER EMPLOYEE BENEFITS. The amount of any compensation deemed to be received by an employee as a result of the exercise of an option or the sale of shares received upon such exercise shall not constitute compensation with respect to which any other employee benefits of such employee are determined, including, but without limitation thereto, benefits under any bonus, pension, profit-sharing, life insurance or salary continuation plan, except as to benefit plans that by their terms include such amounts as compensation and except as otherwise specifically determined by the Committee.

21.  TERMINATION AND AMENDMENT OF THE PLAN AND OPTION AGREEMENTS.

     21.1 The Board may at any time terminate the Plan and may from time to time modify or amend the Plan in any respect, except that if at any time the approval of the stockholders of the Company is required under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, or in order to satisfy the requirements of Rule 16b-3, the Board may not effect such modification or amendment without such approval.

     21.2 The termination or any modification or amendment of the Plan shall not, without the consent of an optionee, affect his or her rights under an option previously granted. With the consent of the optionee, the Committee may amend any outstanding option agreement in a manner not inconsistent with the Plan.

     21.3 The Board shall have the right to amend or modify (a) the terms and provisions of the Plan and of any outstanding Incentive Stock Options granted under the Plan to the extent necessary to qualify any or all such options for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded Incentive Stock Options under Section 422 of the Code and (b) the terms and provisions of the Plan and of any outstanding option to the extent necessary to ensure the qualifications of the Plan under Rule 16b-3.

22.  WITHHOLDING.

     22.1 The Company shall have the right to deduct from payments of any kind otherwise due to an optionee any federal, state or local taxes of any kind required by law to be withheld with respect to any shares issued upon exercise of options under the Plan. Subject to the prior approval of the Committee, which may be withheld by the Committee in its sole discretion, the optionee may elect to satisfy such obligations, in whole or in part, (a) by causing the Company to withhold shares of stock otherwise issuable pursuant to the exercise of an option, or (b) by delivering to the Company shares of stock of the Company already owned by the optionee. The shares so delivered or withheld shall have fair market value equal to such withholding obligation. The fair market value of the shares used to satisfy such withholding obligation shall be determined in the manner provided in Section 7, above, as of the date that the amount of tax to be withheld is to be determined. An optionee who has made an election pursuant to this Section 22.1 may only satisfy his or her withholding obligation with shares of stock that are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

     22.2 Notwithstanding the foregoing, in the case of a Reporting Person, no election to use shares for the payment of withholding taxes shall be effective unless made in compliance with any applicable requirements of Rule 16b-3 (unless it is intended that the transaction not qualify for exemption under Rule 16b-3).

23. CANCELLATION AND GRANT OF OPTIONS ETC. The Committee shall have the authority to effect at any time and from time to time, with the consent of the affected optionees (a) the cancellation of any or all of their outstanding options under the Plan and the grant in substitution therefor of new options under the Plan covering the same or different numbers of shares and having an option exercise price per share, which may be lower or higher than the exercise price per share of the canceled options, or (b) the amendment of the terms of any and all outstanding options under the Plan to provide an option exercise price per share that is higher or lower than the then current exercise price per share of such outstanding options.

24.  EFFECTIVE DATE AND DURATION OF THE PLAN.

     24.1 The Plan shall become effective upon its adoption by the Board, but no option granted under the Plan shall become exercisable unless and until the Plan shall have been approved by the Company's stockholders. If such stockholder approval is not obtained within twelve months after the date of the Board's adoption of the Plan, options previously granted under the Plan shall not vest and shall terminate and no options shall be granted thereafter.

     24.2 Amendments to the Plan not requiring stockholder approval shall become effective when adopted by the Board; amendments requiring stockholder approval (as provided in Section 21, above) shall become effective upon their adoption by the Board, but no option granted after the date of such amendment shall become exercisable (to the extent that such amendment to the Plan was required to enable the Company to grant such option to a particular person) unless and until such amendment shall have been approved by the Company's stockholders. If such stockholder approval is not obtained within twelve months of the Board's adoption of such amendment, any options granted on or after the date of such amendment shall terminate to the extent that such amendment was required to enable the Company to grant such option to a particular optionee. Subject to this limitation, options may be granted under the Plan at any time after the effective date and before the date fixed for termination of the Plan.

     24.3 Unless sooner terminated as provided in the Plan, the Plan shall terminate at the close of business on the day next preceding the tenth anniversary of the date of its adoption by the Board. Options outstanding on such date shall, nevertheless, continue in full force and effect in accordance with the provisions of the instruments evidencing such options.

25. PROVISION FOR FOREIGN PARTICIPANTS. The Committee may, without amending the Plan, modify awards or options granted to participants who are foreign nationals or employed outside the United States to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other manners.

                                                                      APPENDIX B

     Below is the text of the Company's 1995 Non-Employee Director Stock Option Plan as proposed to be amended pursuant to Proposal No. 3. Proposed language to the 1995 Non-Employee Director Stock Option Plan is set forth in bold print and the language to be deleted is set forth in brackets.

                        AAVID THERMAL TECHNOLOGIES, INC.
                  1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

1. PURPOSE. This Non-Qualified Stock Option Plan, to be known as the 1995 Non-Employee Director Stock Option Plan (the "Plan"), is intended to promote the interests of Aavid Thermal Technologies, Inc., a Delaware corporation (hereinafter, the "Company") by providing an inducement to obtain and retain the services of qualified persons who are not employees or officers of the Company to serve as members of its Board of Directors (the "Board").

2.  AVAILABLE SHARES.

     (a) The total number of shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock"), for which options may be granted under the Plan shall not exceed 200,000 [100,000] shares* subject to adjustment in accordance with Paragraph 11 of the Plan.

     (b) The number of shares of Common Stock set forth in Paragraph 2(a) and Paragraph 4 reflect and give effect to any stock split carried out in connection with the initial public offering of the Company's Common Stock.

     (c) Shares subject to the Plan are authorized but unissued shares or shares that were once issued and subsequently reacquired by the Company. If any options granted under the Plan are surrendered before exercise or lapse without exercise, in whole or in part, the shares reserved therefor shall continue to be available under the Plan.

3. ADMINISTRATION. The Plan shall be administered by the Stock Plans Committee of the Board (the "Committee"). In the event the Committee ceases to exist for whatever reason, the Board shall have all power and authority to administer the Plan. In such event, the word "Committee" wherever used herein shall be deemed to mean the Board. The Committee shall, subject to the provisions of the Plan, have the power to construe the Plan, to determine all questions hereunder, and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable.

4.  GRANTING OF OPTIONS.

     (a) Initial Grant. On the consummation of the initial public offering of the Company's Common Stock (the "Public Offering Date"), each person who is then a member of the Board, and who is not a current or former employee or officer of the Company (a "non-employee director"), shall be automatically granted an initial option (the "Initial Option") to purchase 10,000* shares of the Common Stock at the offering price per share to the public in such offering.

     (b) Subsequent Grants. Each non-employee director who received an Initial Option and who is serving as a non-employee director at the close of business on April 21 in any year commencing with April 21, 1996 shall be automatically granted on such date an option to purchase an additional 2,500* shares of Common Stock.

---------------

* After giving effect to the 5.5-for-1 stock split of the Common Stock approved by the Board of Directors on November 7, 1995.

     (c) Newly Elected or Appointed Non-Employee Directors. Each person who becomes a non-employee director after the Public Offering Date shall be automatically granted an option to purchase 10,000* shares of Common Stock effective upon his or her election or appointment to the Board and shall be automatically granted an option to purchase an additional 2,500* shares of Common Stock on each anniversary of the date of his or her election or appointment to the Board, providing that on such anniversary he or she is a non-employee director.

     (d) Except for the specific options referred to above, no other options shall be granted under the Plan.

5.  OPTION PRICE.

     (a) The option (purchase) price of the stock covered by an option granted pursuant to the Plan shall be equal to the fair market value of such shares on the day the option is granted. The option price will be subject to adjustment in accordance with the provisions of Paragraph 11 of the Plan.

     (b) If the Company's Common Stock is publicly traded, "fair market value" shall be determined as of the date an option is granted and shall mean --

          (i) the closing price (on that date) of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if such stock is then traded on a national securities exchange; or

          (ii) the last reported sale price (on that date) of the Common Stock on the Nasdaq National Market or SmallCap Market, if the Common Stock is then traded in either of such markets; or

          (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on a national securities exchange, the Nasdaq National Market or the Nasdaq SmallCap Market.

     (c) If the Common Stock is not publicly traded at the time an Option is granted under the Plan, "fair market value" shall be deemed to be the fair value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, but without limitation thereto, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

6. PERIOD OF OPTION. Unless sooner terminated in accordance with the provisions of Paragraph 9 of the Plan, an option granted hereunder shall expire on the date which is ten (10) years after the date of grant of the option.

7.  VESTING OF SHARES AND LEGEND.

     (a) Vesting. All Initial Options shall be fully exercisable from and after the date six months after the date of grant. All other options granted hereunder shall be fully exercisable from and after the first anniversary of the grant date.

     (b) Acceleration Upon Change in Control. Anything in the Plan to the contrary notwithstanding, each outstanding option granted under the Plan shall become immediately exercisable in full in the event a Change in Control (as defined in Paragraph 12) of the Company occurs.

     (c) Legend on Certificates. The certificates representing shares purchased under the Plan shall carry such appropriate legend and such written instructions shall be given to the Company's transfer agent as may be deemed necessary or advisable by counsel to the Company in order to comply with the requirements of the Securities Act of 1933 or any state securities laws.

---------------

* After giving effect to the 5.5-for-1 stock split of the Common Stock approved by the Board of Directors on November 7, 1995.

8. NON-TRANSFERABILITY OF OPTIONS. Any option granted pursuant to the Plan shall not be assignable or transferable other than by will or the laws of descent and distribution or pursuant to a domestic relations order and shall be exercisable during the optionee's lifetime only by him or her. If and to the extent that Rule 16b-3(a)(2) under the Securities Exchange Act of 1934 (the "Exchange Act") is amended so as to permit transfers of options to members of an optionee's family or to trusts established for the benefit of such family members, options granted hereunder may be transferable to the extent and on the terms provided by Rule 16b-3(a)(2), as so amended.

9.  TERMINATION OF OPTION RIGHTS.

     (a) In the event an optionee ceases to be a member of the Board for any reason other than death or permanent disability, any then unexercised portion of options granted to such optionee shall, to the extent not then vested, immediately terminate and become void; any portion of an option which is then vested, but has not been exercised at the time the optionee so ceases to be a member of the Board may be exercised, to the extent it is then vested, by the optionee within 180 days of the date the optionee ceased to be a member of the Board; and all such optionee's options shall terminate after such 180 days have expired.

     (b) In the event that an optionee ceases to be a member of the Board by reason of his or her death or permanent disability, any option granted to such optionee shall be immediately and automatically accelerated and become fully vested and all unexercised options shall be exercisable by the optionee (or by the optionee's personal representative, heir or legatee, in the event of death) until the scheduled expiration date of the option.

10.  EXERCISE OF OPTION.

     (a) Subject to the terms and conditions of the Plan and the relevant option agreement, an option granted hereunder shall, to the extent then exercisable, be exercisable in whole or in part by giving written notice to the Company by mail or in person stating the number of shares with respect to which the option is being exercised, accompanied by payment in full for such shares. Payment may be --

          (i) in United States dollars in cash or by check;

          (ii) in whole or in part in shares of Common Stock of the Company already owned by the person exercising the option or shares subject to the option being exercised (subject to such restrictions and guidelines as the Committee may adopt from time to time), valued at fair market value determined in accordance with the provisions of Paragraph 5; or

          (iii) consistent with applicable law, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of the option and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be at the participant's direction at the time of exercise.

     (b) The Company's transfer agent shall, on behalf of the Company, prepare a certificate or certificates representing shares acquired pursuant to the exercise of an option, shall register the optionee as the owner of such shares on the books of the Company and shall cause the fully executed certificate(s) representing such shares to be delivered to the optionee as soon as practicable after payment of the option price in full.

     (c) The holder of an option shall not have any rights of a stockholder with respect to the shares covered by the option, except to the extent that one or more certificates for such shares shall be delivered to him or her upon the due exercise of the option.

11. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION AND OTHER MATTERS. Subject to the provisions of Paragraph 7(b), upon the occurrence of any of the following events, an optionee's rights with respect to options granted to him or her hereunder shall be adjusted as hereinafter provided:

     (a) Stock Dividends and Stock Splits. If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

     (b) Merger; Consolidation; Liquidation; Sale of Assets. In the event the Company is merged into or consolidated with another corporation under circumstances where the Company is not the surviving corporation, or if the Company is liquidated or sells or otherwise disposes of all or substantially all of its assets to another corporation while unexercised options remain outstanding under the Plan --

          (i) subject to the provisions of clauses (iii), (iv) and (v) below, after the effective date of such merger, consolidation or sale, as the case may be, each holder of an outstanding option shall be entitled, upon exercise of such option, to receive in lieu of shares of Common Stock, shares of such stock or other securities as the holders of shares of Common Stock received pursuant to the terms of the merger, consolidation or sale; or

          (ii) the Committee may waive any discretionary limitations imposed with respect to the exercise of the option so that all options from and after a date prior to the effective date of such merger, consolidation, liquidation or sale, as the case may be, specified by the Committee, shall be exercisable in full; or

          (iii) all outstanding options may be canceled by the Committee as of the effective date of any such merger, consolidation, liquidation or sale, provided that notice of such cancellation shall be given to each holder of an option, and each such holder thereof shall have the right to exercise such option in full (without regard to any discretionary limitations imposed with respect to the option) during a 30-day period preceding the effective date of such merger, consolidation, liquidation or sale; or

          (iv) all outstanding options may be canceled by the Committee as of the date of any such merger, consolidation, liquidation or sale, provided that notice of such cancellation shall be given to each holder of an option and each such holder thereof shall have the right to exercise such option, but only to the extent exercisable in accordance with any discretionary limitations imposed with respect to the option prior to the effective date of such merger, consolidation, liquidation or sale; or

          (v) the Committee may provide for the cancellation of all outstanding options and for the payment to the holders thereof of some part or all of the amount by which the value thereof exceeds the payment, if any, which the holder would have been required to make to exercise such option.

     (c) Issuance of Securities. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

     (d) Adjustments. Upon the happening of any of the foregoing events, the class and aggregate number of shares set forth in Paragraphs 2 and 4 of the Plan that are subject to options which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect such events. The Committee shall determine the specific adjustments to be made under this Paragraph 11 and its determination (subject to Paragraph 7(b)) shall be conclusive.

12. CHANGE OF CONTROL. For purposes of the Plan, a "Change in Control" shall be deemed to have occurred if --

     (a) there shall be consummated --

          (i) any consolidation or merger of the Company in which the Company is not the surviving or continuing corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or

          (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, or

     (b) the stockholders of the Company shall approve a plan or proposal for liquidation or dissolution of the Company, or

     (c) any person (as such term is used in Section 13(d) and Section 14(d)(2) of the Exchange Act) shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 40% or more of the Common Stock other than pursuant to a plan or arrangement entered into by such person and the Company, or

     (d) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board shall cease for any reason to constitute a majority thereof, unless the election or the nomination for election by the Company's stockholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

13. RESTRICTIONS ON ISSUANCE OF SHARES. Notwithstanding the provisions of Paragraph 7 and Paragraph 10 of the Plan, the Company shall have no obligation to deliver any certificate or certificates upon exercise of an option until one of the following conditions shall be satisfied:

     (a) The shares with respect to which the option has been exercised are at the time of the issue of such shares effectively registered under applicable federal and state securities laws as now in force or hereafter amended; or

     (b) Counsel for the Company shall have given an opinion that such shares are exempt from registration under federal and state securities laws as now in force or hereafter amended; and the Company has complied with all applicable laws and regulations with respect thereto, including without limitation all regulations required by any stock exchange upon which the Company's outstanding Common Stock is then listed.

14. INVESTMENT REPRESENTATIONS OF OPTIONEE. If requested by the Company, the optionee shall deliver to the Company written representations and warranties upon exercise of an option that are necessary to show compliance with federal and state securities laws, including representations and warranties to the effect that a purchase of shares under the option is made for investment and not with a view to their distribution (as that term is used in the Securities Act of 1933).

15. OPTION AGREEMENT. Each option granted under the provisions of the Plan shall be evidenced by an option agreement, which agreement shall be duly executed and delivered on behalf of the Company and by the optionee to whom such option is granted. The option agreement shall contain such terms, provisions and conditions not inconsistent with the Plan as may be determined by the Committee.

16. TERMINATION AND AMENDMENT OF PLAN. Options may no longer be granted under the Plan after the close of business on the tenth anniversary of the date of its adoption, and the Plan shall terminate when all options granted or to be granted hereunder are no longer outstanding. The Board may at any time terminate the Plan or make such modification or amendment thereof as it deems advisable; provided, however, that the Board may not, without approval by the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the meeting --

     (a) increase the maximum number of shares for which options may be granted under the Plan (except by adjustment pursuant to Paragraph 11);

     (b) materially modify the requirements as to eligibility to participate in the Plan;

     (c) materially increase benefits accruing to option holders under the Plan; or

     (d) amend the Plan in any manner that would cause Rule 16b-3 under the Exchange Act ("Rule 16b-3") to become inapplicable to the Plan;

and provided further that the provisions of the Plan specified in Rule 16b-3(c)(2)(ii)(A) (or any successor or amended provision thereof) under the Exchange Act (including without limitation, provisions as to eligibility, amount, price and timing of awards) may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder. Termination or any modification or amendment of the Plan shall not, without consent of a participant, affect his or her rights under an option previously granted to him or her.

17. WITHHOLDING OF INCOME TAXES. Upon the exercise of an option, the Company, in accordance with Section 3402(a) of the Internal Revenue Code, may require the optionee to pay withholding taxes in respect of amounts considered to be compensation includible in the optionee's gross income.

18. COMPLIANCE WITH REGULATIONS. It is the Company's intent that transactions under the Plan comply with all applicable conditions of Rule 16b-3 and any applicable Securities and Exchange Commission interpretations thereof. To the extent that any provision of the Plan or action by the Board or the Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by either of them.

19. GOVERNING LAW. The validity and construction of the Plan and the instruments evidencing options shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

                        AAVID THERMAL TECHNOLOGIES, INC.

                PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS


The undersigned hereby appoints Ronald F. Borelli, John W. Mitchell and David R.A. Steadman, and each of them, with full power of substitution, as proxies to vote on behalf of the undersigned all shares which the undersigned may be entitled to vote at the 1998 Annual Meeting of Stockholders (the "Annual Meeting") of Aavid Thermal Technologies, Inc. (the "Company") to be held at the Holiday Inn, 172 North Main Street, Concord, New Hamshire 03301 at 10:00 A.M. on Friday, June 19, 1998, and at any adjournments thereof, with all powers the undersigned would possess if personally present, upon the matters set forth in the Notice of Annual Meeting and Proxy Statement, as directed on reverse side hereof.

The shares of common stock represented by this Proxy will be voted in accordance with the following instructions. In the absence of any instructions, such shares will be voted FOR the election of all nominees listed in Item 1, FOR the proposal of Item 2 and FOR the proposal in Item 3.

The undersigned hereby acknowledges receipt of the Company's Notice of Annual Meeting and Proxy Statement, each dated April 30, 1998, and the Company's Annual Report for the fiscal year ended December 31, 1997, each of which has been enclosed herewith.

              (To be Completed, Signed and Dated on Reverse Side)


                                                                ---------------
                                                                | SEE REVERSE |
                                                                |    SIDE     |
                                                                ---------------

-------                     ----
|     |  Please mark your   |
|  X  |  votes as in this
|     |  example
-------



                      WITHHOLD AUTHORITY          FOR all nominees listed
                   to vote for all nominees      below (except as indicated
                        listed below               in the contrary below)
                          -------                         -------
1.  Election of           |     |                         |     |
    Directors             |     |                         |     |
                          -------                         -------

Nominees:  Ronald F. Borelli      M. William Macey, Jr.    Frank J. Pipp
           Charles A. Dickinson   Bharatan R. Patel        David R.A. Steadman

INSTRUCTION:  To withhold authority to vote for any individual nominee, write that nominee's name on the line set forth below.


                       _________________________________



                            FOR           AGAINST         ABSTAIN
                          -------         -------         -------
                          |     |         |     |         |     |
2.  Proposal to approve   |     |         |     |         |     |
    an amendment to the   -------         -------         -------
    Company's 1994 Stock Option Plan (the "1994 Plan") to increase the number of shares of the Company's common stock for which options may be granted under the 1994 Plan as described more fully in the Proxy Statement accompanying this Proxy.


                          -------         -------         -------
                          |     |         |     |         |     |
2.  Proposal to approve   |     |         |     |         |     |
    an amendment to the   -------         -------         -------
    Company's 1995 Non-Employee Director Stock Option Plan (the "Director's Plan") to increase the number of shares of the Company's common stock for which options may be granted under the Director's Plan as described more fully in the Proxy Statement accompanying this Proxy.


4. In their discretion, such other business as may properly come before the Annual Meeting and any and all adjournments thereof.


    THE UNDERSIGNED HEREBY REVOKES ANY PROXY TO VOTE SHARES OF COMMON STOCK
              OF THE COMPANY HERETOFORE GIVEN BY THE UNDERSIGNED.


SIGNATURES(S) _________________________________________________________


TITLE (if applicable)_____________________________ DATE _______________


NOTE: Please date, sign exactly as your name appears on this Proxy and promptly return in the enclosed envelope. In the case of joint ownership, each joint owner must sign. When signing as guardian, executor, administrator, attorney, trustee, custodian, or in any other similar capacity, please give full title. If a corporation, sign in full corporate name by president or other authorized officer, giving title, and affix corporate seal. If a partnership, sign in partnership name by authorized person.